CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.24(a)

Confidential
LICENSE AGREEMENT
BY AND BETWEEN
KYOWA HAKKO KIRIN CO., LTD.
AND
ARDELYX, INC.
November 27, 2017

Confidential

Confidential

Section 14.09	Entire Agreement	65
Section 14.10	Limitation of Liability	65
Section 14.11	No Partnership	65
EXHIBITS

Exhibit A:	Tenapanor Structure
Exhibit B:	Compound Patents
Exhibit C:	Additional Patents
Exhibit D:	Initial Delivery of Development Data and Regulatory Documentation
Exhibit E:	Development API Supply
Exhibit F:	Development Product Supply

Confidential
LICENSE AGREEMENT
This License Agreement (the “Agreement”) is entered into as of the November 27, 2017 (the “Effective Date”) by and between Kyowa Hakko Kirin Co., Ltd., a Japanese corporation with a place of business at 1-9-2 Otemachi, Chiyoda-ku, Tokyo 100-0004, Japan (“KHK”) and Ardelyx, Inc., a Delaware corporation having its principal place of business at 34175 Ardenwood Boulevard, Fremont, California United States of America 94555 (“Ardelyx”). Ardelyx and KHK are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, KHK is a pharmaceutical company engaged in the research, development and commercialization of products useful in the amelioration, treatment or prevention of human diseases and conditions;
WHEREAS, Ardelyx is a biotechnology company developing a certain proprietary compound known as tenapanor, having the structure set forth on Exhibit A for use in the treatment of human diseases and disorders;
WHEREAS, KHK and Ardelyx desire to establish a license agreement for the further development and commercialization of tenapanor (or its back-up compound(s)), with the objective of providing pharmaceutical products to patients derived from application of the expertise of each of Ardelyx and KHK.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I.
DEFINITIONS AND CONSTRUCTION
The following terms shall have the following meanings as used in this Agreement:
Section 1.01 “Additional Indication” shall have the meaning assigned in Section 2.07(a).
Section 1.02 “Additional Patents” means the Patents listed in Exhibit C, and any Patents issuing after the Effective Date in the Territory claiming priority to any such Patents listed on Exhibit C.
Section 1.03 “Affiliate” means with respect to either Party, any Person controlling, controlled by or under common control with such Party, from time to time and for so long as such control exists. For purposes of this definition of Affiliate, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means (a) direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of a Person or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.04 “Annual Net Sales” means the Net Sales made during any given Calendar Year.
Section 1.05 “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.
Section 1.06 “Applicable Laws” means all applicable statutes, ordinances, codes, executive or governmental orders, laws, rules and regulations of any jurisdiction where either Party operates or does business, including without limitation, any rules, regulations, guidelines or other requirements of Regulatory Health Authorities, that may be in effect from time to time.
Section 1.07 “Ardelyx [***] Know-How” means Know-How that [***]; provided, that, (i) such Know-How is used by [***] a Licensed Compound or a Licensed Product, (ii) such Know-How is [***] for a Licensed Product or Licensed Compound, or (iii) such Know-How [***] a Licensed Product in the Field. Ardelyx [***] Know-How specifically excludes any Excluded Know-How.
Section 1.08 “Ardelyx [***] Patents” means all Patents that [***] (i) inventions that [***] of a Licensed Compound or a Licensed Product, (ii) [***] for a Licensed Product or Licensed Compound (collectively (i) and (ii) “Ardelyx [***]”), or (iii) is [***] a Licensed Product in the Field (“Ardelyx [***] Use Patents”). Ardelyx [***] Patents specifically excludes Excluded Patents.
Section 1.09 Ardelyx [***] Technology” means Ardelyx [***] Know-How and Ardelyx [***] Patents.
Section 1.10 “Ardelyx Controlled Patents” shall have the meaning assigned in Section 8.02(a).
Section 1.11 “Ardelyx Development Data” means Development Data that (i) Ardelyx or its Affiliates Control as of the Effective Date, or (ii) that comes into the Control of Ardelyx or its Affiliates after the Effective Date, and in the case of each of (i) and (ii), that is necessary or useful to Exploit any Licensed Compound or Licensed Product pursuant to the rights granted to KHK under this Agreement.
Section 1.12 “Ardelyx Sole Invention Patent” means any Patent claiming Sole Program Know-How owned solely by Ardelyx or its Affiliates.
Section 1.13 Ardelyx Sole Invention Process and Formulation Patents” means all Ardelyx Sole Invention Patents which claim the Manufacture or formulation of a Licensed Compound or a Licensed Product.
Section 1.14 “Ardelyx Sole Invention Use Patents” means all Ardelyx Sole Invention Patents which claim methods for using a Licensed Product in the Field.
Section 1.15 “Ardelyx Trademark” shall have the meaning assigned in Section 8.05(a).

Section 1.16 “Backup Licensed Compounds” means (i) any compound, other than the Lead Licensed Compound, that is claimed by the Compound Patent(s) and (ii) any [***] of any such compound described in (i) that Ardelyx or its Affiliates may Develop during the Term.
Section 1.17 “Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Laws outside the United States.
Section 1.18 “Breaching Party” shall have the meaning assigned in Section 11.02(a).
Section 1.19 “Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which commercial banking institutions are authorized or required by Applicable Laws to be closed in New York City, New York or in Japan.
Section 1.20 “Calendar Quarter” means each successive period of three (3) consecutive calendar months commencing on 1st January, 1st April, 1st July and 1st October.
Section 1.21 “Calendar Year” means each successive period of twelve (12) consecutive calendar months commencing on 1st January.
Section 1.22 “Clinical Trials” means any clinical study of a pharmaceutical product on human subjects to assess the dosing, safety and/or efficacy of such pharmaceutical product, including but not limited to phase 1 clinical trials, phase 2 clinical trials and phase 3 clinical trials and, if imposed by the Regulatory Authorities as a condition to Regulatory Approval, phase 4 clinical trials. For the avoidance of doubt, post-marketing surveillance clinical studies are not Clinical Trials.
Section 1.23 “Combination Product” means a product in form suitable for human or animal applications containing a Licensed Compound as an active ingredient and containing one or more other active ingredients, that is sold either as a fixed dose or as separate doses in a single package; provided, that if any other active ingredient is Controlled by Ardelyx and is not a Licensed Compound, it is understood that KHK is not being granted any license under any Intellectual Property Rights to Exploit such other active ingredient.
Section 1.24 “Commercialization” means all activities undertaken relating to the import, marketing, promotion, pricing and reimbursement, detailing, medical education and medical liaison activities, shipping, handling, offering for sale and selling, customer service and support of a Licensed Product, advertising, education, planning, marketing, promotion, distribution, market and product support, and post-marketing surveillance.
Section 1.25 “Commercialization Plan” shall have the meaning assigned in Section 3.05.
Section 1.26 “Commercialize” means the conduct of Commercialization activities.
Section 1.27 “Commercially Reasonable Efforts” means the efforts and resources typically used by pharmaceutical companies to perform the obligations at issue, which efforts shall not be less than those efforts made or resources expended by the performing Party with respect to other products owned by it or to which it has similar rights, which product is at a similar stage of development or product life and is of similar market and commercial potential, taking into account [***] efficacy, safety, the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, the profitability of the applicable products [***].
Section 1.28 “[***]” shall have the meaning assigned in [***].
Section 1.29 “Comparable Licensed Product” shall have the meaning assigned in Section 6.05.
Section 1.30 “Compound Patents” means the Patents listed in Exhibit B, and any Patents issuing after the Effective Date in the Territory claiming priority to any such Patents listed on Exhibit B.
Section 1.31 “Confidential Information” means nonpublic information and materials (including Information) of a Party that is disclosed or furnished in connection with this Agreement (whether oral or in writing or in any other form) by or on behalf of such Party to the other Party, its Affiliates or any of its designees before, on or after the Effective Date. Except as otherwise expressly provided in this Agreement. Ardelyx Development Data shall be the Confidential Information solely of Ardelyx and KHK Development Data shall be the Confidential Information solely of KHK. Joint Know-How and the terms and conditions of this Agreement shall be the Confidential Information jointly of the Parties.
Section 1.32 “Control” means, with respect to an item of Know-How, Patent or other Intellectual Property Rights, the ability and authority of a Party or its Affiliates, whether arising by ownership, possession, or pursuant to a license or sublicense, to grant licenses, sublicenses, or other rights to the other Party under or to such item of Know-How, Patent or Intellectual Property Rights as provided for in this Agreement without breaching the terms of any agreement between such Party and any Third Party.
Section 1.33 “Cost of Goods” means amounts [***], as the case may be, in all cases recorded in accordance with GAAP, wherein any estimates of the components of cost of goods that are adjusted in accordance with GAAP after invoicing KHK shall be provided in the following invoice with appropriate explanation as to the reason for the adjustment of estimates.
Section 1.34 “Develop” means the conduct of Development activities.
Section 1.35 “Development” means all activities relating to obtaining Regulatory Approval of a Licensed Product, Licensed Product line extensions, alternative delivery systems and new indications therefor, and all activities relating to developing the ability to Manufacture the same. This includes, for example, (a) nonclinical testing, toxicology, formulation, clinical studies, and regulatory affairs, (b) manufacturing process development for finished forms of Licensed Products, CMC drug product development and manufacturing and quality assurance technical support activities prior to the First Commercial Sale of a Licensed Product anywhere in the Territory and (c) the conduct of advisory boards with relevant experts, e.g. clinical experts or payer representatives. Development shall [***]. For the avoidance of doubt, Development in the Territory includes all activities relating to obtaining Regulatory Approval of the Licensed Product in the Field in the Territory, such as nonclinical and clinical studies and any CMC drug product development that may be necessary for the Territory, as well as conducting in vitro, in vivo or in silico studies for the purposes of determining which indication to pursue or of supporting Commercialization of the Licensed Product in the Field in the Territory.
Section 1.36 “Development API Supply” shall have the meaning assigned in Section 5.01(a).
Section 1.37 “Development Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, nonclinical data, clinical data and all other documentation (including raw data).
Section 1.38 “Development Plan” shall have the meaning assigned in Section 3.04.
Section 1.39 “Development Product Supply” shall have the meaning assigned in Section 5.01(a).
Section 1.40 “[***]” shall have the meaning assigned in [***].
Section 1.41 “Distributor” shall have the meaning assigned in Section 2.03.
Section 1.42 “Drug Approval Application” means an application for Regulatory Approval required before commercial sale or use of a Licensed Product as a drug in a regulatory jurisdiction.
Section 1.43 “Effective Date” shall have the meaning assigned in the first paragraph of this Agreement.
Section 1.44 “Excluded Know-How” means Know-How related to Ardelyx’s proprietary platform technology known as Ardelyx Primary Enterocyte and Colonocyte Culture System.
Section 1.45 “Excluded Patents” means any Patents claiming aspects of Ardelyx’s proprietary platform technology known as Ardelyx Primary Enterocyte and Colonocyte Culture System.
Section 1.46 “Exploit” means to Develop, Manufacture, have Manufactured, Commercialize a product or process.
Section 1.47 “Exploitation” means the act of Exploiting a product or process.
Section 1.48 “FDA” means the United States Food and Drug Administration or any successor thereto.
Section 1.49 “FFDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301, et seq., as amended from time to time.
Section 1.50 “Field” means the treatment of any cardiorenal diseases and conditions, but excluding cancer.

Section 1.51 “Filing” means, with respect to a submission to a Regulatory Health Authority, the date that such submission is confirmed to have been received by the relevant Regulatory Health Authority.
Section 1.52 “First Commercial Sale” means, with respect to any Licensed Product, the first bona fide arm’s length sale for monetary value by KHK, its Affiliates, or its Sublicensees to a Third Party of such Licensed Product in the Territory; provided, however, that in no event shall any sale or distribution of a Licensed Product for use in a Clinical Trial or any sampling or similar uses or any sales prior to receipt of all Regulatory Approvals necessary to commence regular commercial sales be deemed a First Commercial Sale.
Section 1.53 “FTE” means a full time equivalent person year of eighteen hundred and eighty (1,880) hours of scientific, technical or operational work (excluding administrative services).
Section 1.54 “GAAP” means United States Generally Accepted Accounting Principles, consistently applied.
Section 1.55 “GCP” or “Good Clinical Practices” means the current standards, practices and procedures for clinical trials for pharmaceuticals, as set forth in the United States Code of Federal Regulations, ICH guidelines and applicable regulations, laws or rules as promulgated thereunder, as amended from time to time, and such comparable standards, practices and procedures promulgated by any Regulatory Authority in the Territory.
Section 1.56 “Generic Product” means with respect to a Licensed Product in the Territory a product (a) that is sold in the Territory by a Third Party who is not a Sublicensee or a Distributor selling such product under authorization from KHK or its Affiliates, (b) that has received Regulatory Approval necessary for sale in the Territory, (c) that [***] and (d) that contains as the active ingredient the same compound (or, solely for products that are described by subsection (c)(ii), an equivalent salt thereof), as is contained in such Licensed Product.
Section 1.57 “GLP” or “Good Laboratory Practices” means good laboratory practices required under the regulations set forth in 21 C.F.R. Part 58, as in effect during the Term, and the requirements thereunder imposed by the FDA, and the equivalent practices promulgated by any Regulatory Authority in any jurisdiction.
Section 1.58 “GMP” or “Good Manufacturing Practices” means the current good manufacturing practices required under the applicable regulations set forth in 21 C.F.R. Subchapter C (Drugs) and Subchapter H (Medical Devices), including without limitation Parts 210–211, 808, 812, and 820, and the requirements thereunder imposed by the FDA, the EU/PIC guidelines (and the corresponding national laws and regulations), and the laws, regulations, guidelines, guidance, pharmaceutical industry standards and requirements in force that apply to the Manufacture of each Licensed Compound or Licensed Product in any jurisdiction, all as amended from time to time.
Section 1.59 “Government Official” means any Person employed by or acting on behalf of a Governmental Body, government-controlled entity or public international organization.

Section 1.60 “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Market and the NASDAQ Global Select Market).
Section 1.61 “IND” means an Investigational New Drug application or the equivalent filed with or submitted to the relevant Regulatory Health Authority, including, for example, the FDA, for authorization to commence human clinical trials.
Section 1.62 “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.
Section 1.63 “Information” means (a) Development Data necessary or useful to Exploit the Licensed Compounds and/or Licensed Products, and (b) Know-How, other than Development Data, necessary or useful to Exploit the Licensed Compounds and/or Licensed Products.
Section 1.64 “Initial Delivery of Development Data and Regulatory Documentation” shall have the meaning assigned in Section 2.04(a).
Section 1.65 “Initial Indication” means [***].
Section 1.66 “Intellectual Property Rights” or “IPR” means Patents, Trademarks, service marks, Know-How, trade names, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.
Section 1.67 “Joint Know-How” shall have the meaning assigned in Section 8.01(a).
Section 1.68 “Joint Patent” means any Patent claiming any invention within the Joint Know-How.
Section 1.69 “Joint Project Team” means the committee described in Section 3.08.
Section 1.70 “Joint Technology” means collectively, Joint Patents and Joint Know-How.
Section 1.71 “KHK [***] Know-How” means Know-How (a) that [***]; provided, that, (i) such Know-How is used by [***] a Licensed Compound or a Licensed Product, (ii) such Know-How is [***] for a Licensed Product or Licensed Compound, or (ii) such Know-How [***] a Licensed Product.
Section 1.72 “KHK [***] Patents” means all Patents (a) that [***]; provided, that, such Patents claim (i) inventions that [***] a Licensed Compound or a Licensed Product, (ii) [***] for

a Licensed Product or Licensed Compound (collectively, “KHK [***]”), or (iii) is [***] a Licensed Product (“KHK [***] Patents”).
Section 1.73 “KHK [***] Technology” means KHK [***] Know-How and KHK [***] Patents.
Section 1.74 “KHK Development Data” means any Development Data that comes into and under the Control of KHK or its Affiliates after the Effective Date that is necessary or useful to Exploit any Licensed Compound and/or Licensed Product outside the Territory or within the Territory and outside the Field.
Section 1.75 “KHK Sole Invention Patent” means any Patent claiming Sole Program Know-How owned solely by KHK.
Section 1.76 “KHK Triggered Termination” shall have the meaning assigned in Section 11.03.
Section 1.77 “Know-How” means all inventions, discoveries, data, information (including scientific, technical or regulatory information), trade secrets, processes, means, methods, practices, formulae, instructions, procedures, techniques, materials, technology, results, analyses, designs, drawings, computer programs, apparatuses, specifications, technical assistance, laboratory, nonclinical and clinical data (including laboratory notes and notebooks), and other material or know-how, in written, electronic or any other form, whether or not confidential, proprietary or patentable, including without limitation: development technology; biology, chemistry, pharmacology, toxicology, drug stability, Manufacturing and formulation, test procedures, synthesis, purification and isolation techniques, quality control data and information, methodologies and techniques; information regarding clinical and nonclinical safety and efficacy studies, including study designs and protocols, marketing studies, absorption, distribution, metabolism and excretion studies; assays and biological methodology.
Section 1.78 “Knowledge” means the good faith understanding of the officers of Ardelyx and its Affiliates, [***]. For clarity, for purposes of the representations and warranties set forth in Section 9.01(b), “Knowledge” will not include obligations to conduct any special searches or analyses such as, but not limited to, any analysis of Ardelyx’s freedom to operate with respect to Patents relevant to Licensed Compounds or Licensed Products.
Section 1.79 “Lead Licensed Compound” means the compound of Ardelyx, known as tenapanor, having the structure set forth on Exhibit A, and any [***] of such compound.
Section 1.80 “Lead Licensed Product” means a Licensed Product containing the Lead Licensed Compound as an active ingredient.
Section 1.81 “Licensed Compounds” means the Lead Licensed Compound and any and all Backup Licensed Compounds.
Section 1.82 “Licensed Know-How” means (a) Know-How that Ardelyx or its Affiliates Control as of the Effective Date and (b) Sole Program Know-How owned by Ardelyx; provided that, such Know-How is necessary or useful to Exploit any Licensed Compound and/or Licensed

Product pursuant to the terms and conditions of this Agreement. Licensed Know-How specifically excludes the Ardelyx [***] Know-How and the Excluded Know-How.
Section 1.83 “Licensed Patents” means (a) the Compound Patents, (b) the Additional Patents, and (c) all Ardelyx Sole Invention Patents; provided that in the case of (b) and (c) above, such Patents claim any inventions necessary or useful for the Exploitation of the Licensed Compounds and/or Licensed Products pursuant to the terms and conditions of this Agreement. Licensed Patents exclude Ardelyx [***] Patents and the Excluded Patents.
Section 1.84 “Licensed Product” means any and all pharmaceutical preparations, compositions and formulations in forms suitable for human applications containing a Licensed Compound as an active ingredient.
Section 1.85 “Licensed Technology” means all Licensed Patents and Licensed Know-How.
Section 1.86 “Losses” means any and all direct or indirect liabilities, claims, actions, damages, losses or expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements. In calculating Losses, the legal duty to mitigate on the part of the Party suffering the Loss shall be taken into account.
Section 1.87 “Manufacture” or “Manufacturing” means activities in connection with the synthesis, manufacture, processing, formulating, testing (including, without limitation quality control, quality assurance, lot release testing, and development of any relevant analytical methods), bulk packaging or storage and delivery of Licensed Compound or Licensed Product.
Section 1.88 “Manufacturing Option” shall have the meaning assigned in Section 5.04.
Section 1.89 “Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement which would, if it were publicly known, be reasonably expected to have a material adverse effect on the Party committing such violation or on the reputation of the other Party because of its relationship with the Party committing such violation.
Section 1.90 “Materials” means compounds, compositions of matter, intermediates or assays necessary or useful for the Development, Manufacture or Commercialization of Licensed Compounds or Licensed Products.
Section 1.91 “Net Sales” means the gross amount invoiced by a Party, its Affiliate and Sublicensees for sales of Licensed Products to a Third Party (including Distributors but excluding, for the avoidance of doubt, Sublicensees) less deductions for the following:
(a) customary trade, quantity discounts, including cash, settlement discounts, or chargebacks actually granted, allowed, or incurred in the ordinary course of business in connection with the sale of the Licensed Products;
(b) credits to customers, not in excess of the selling price of the Licensed Products, on account of defects, rejection, recalls, or return of the Licensed Products;

(c) Distributors’ fees, rebates, or allowances actually granted or allowed, including without limitation government and managed care rebates;
(d) Indirect Taxes and excise taxes or customs duties paid by the selling entity and any other governmental charges imposed upon the sale; importation, use or distribution of the Licensed Products; and
(e) transportation costs, distribution expenses, special packaging and related insurance charges actually incurred.
Section 1.92 “NHE-3” means [***].
Section 1.93 “Non-Breaching Party” shall have the meaning assigned in Section 11.02(a).
Section 1.94 “Other Ingredients” shall have the meaning assigned in Section 6.05.
Section 1.95 “Party Representatives” shall have the meaning assigned in Section 9.04(a).
Section 1.96 “Patent” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.
Section 1.97 “Payments” shall have the meaning assigned in Section 6.08.
Section 1.98 “Person” means any individual, sole proprietorship, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
Section 1.99 “Phase 2 Clinical Trial” means any clinical study that is not intended to be used as a Pivotal Study for purposes of seeking Regulatory Approval and that is conducted on human patients who have the relevant disease or condition with primary endpoints to establish the efficacy of a Licensed Product for its intended use and to define warnings, precautions, and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed. “Phase 2 Clinical Trial” shall include without limitation any clinical trial that would satisfy requirements of 21 C.F.R. § 312.21(b).

Section 1.100 “Pivotal Trial” or “Pivotal Clinical Study” means a randomized, well-controlled, appropriately powered pivotal human clinical study or studies as defined in 21 C.F.R. § 312.21(c), as amended, or its equivalent, as appropriate, in foreign jurisdictions, the results of which, if the pre-defined endpoints are met, are intended to provide data necessary to support Regulatory Approval for a Licensed Product in a particular country.
Section 1.101 “Product Trademark” shall have the meaning assigned in Section 8.05(a).
Section 1.102 “Regulatory Approval” means any and all approvals (including without limitation pricing and reimbursement approvals), product or establishment licenses, registrations, or authorizations of any regional, federal, state, or local Regulatory Health Authority, department, bureau, or other governmental entity, necessary to commercially distribute, sell or market a Licensed Product in a regulatory jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such jurisdiction, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific licenses.
Section 1.103 “Regulatory Authority” means any court or government body, whether national, supra-national, federal, state, local, foreign or provincial, including any political subdivision thereof, including any department, commission, board, bureau, agency, or other regulatory or administrative governmental authority or instrumentality, and further including any quasi-governmental Person or entity exercising the functions of any of these.
Section 1.104 “Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Regulatory Health Authorities (including minutes and official contact reports relating to any communications with any Regulatory Health Authority) and all supporting documents, including documentation arising in the course of all clinical studies and tests, in each case relating to any Licensed Compounds or Licensed Products, including all INDs, Regulatory Approvals, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.
Section 1.105 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Health Authority in the Territory with respect to a Licensed Product other than Patents.
Section 1.106 “Regulatory Health Authority” means any applicable national (for example, FDA or Japan’s Pharmaceuticals and Medical Devices Agency), supra-national, regional, state, provincial or local regulatory health authority, department, bureau, commission, council, or other government entity regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compounds or Licensed Products in the Territory pursuant to the terms and conditions of this Agreement, including any such entity involved in the granting of Regulatory Approval for pharmaceutical products.
Section 1.107 “Review Period” shall have the meaning assigned in Section 7.08.
Section 1.108 “Safety Agreement” shall have the meaning assigned in Section 4.06.

Section 1.109 “Senior Executives” means (a) the Chief Executive Officer of Ardelyx and (b) the Chief Executive Officer of KHK or, in either case, an individual nominated by the relevant Chief Executive Officer.
Section 1.110 “Sole Invention Patent” means any Patent claiming any invention within the Sole Program Know-How.
Section 1.111 “Sole Program Know-How” shall have the meaning assigned in Section 8.01(a).
Section 1.112 “Specifications” means the specifications applicable to the Manufacture, packaging and labeling of Licensed Compound or Licensed Products in effect at a given time.
Section 1.113 “Sublicensee” shall have the meaning assigned in Section 2.02.
Section 1.114 “Tax” or “Taxation” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed by, or payable to, a Tax Authority.
Section 1.115 “Tax Authority” means any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs, or excise authority, body or official anywhere in the world, authorized to levy Tax.
Section 1.116 “Term” shall have the meaning assigned in Section 11.01.
Section 1.117 “Territory” means Japan.
Section 1.118 “Third Party” means any Person other than Ardelyx or KHK, or their respective Affiliates.
Section 1.119 “Third Party Claims” shall have the meaning assigned in Section 12.01(a).
Section 1.120 “Third Party Compensation” shall have the meaning assigned in Section 6.04(e).
Section 1.121 “Trademark” means any registered trademark, application for registration thereof, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.
Section 1.122 “Transfer Price” means (i) with respect to Lead Licensed Compound, Lead Licensed Product, and placebo supplied by Ardelyx for KHK’s [***], (ii) with respect to Lead Licensed Compound, Lead Licensed Product supplied by Ardelyx for KHK’s [***] and (iii) with respect to Materials and any other physical materials that KHK requests that Ardelyx deliver and which Ardelyx agrees to deliver which are supplied by Ardelyx to KHK during the Term, [***].
Section 1.123 “Valid Claim” means (a) a claim of an issued and unexpired Patent within the Licensed Patents, Ardelyx [***] Patents, Joint Patents, or [***] covering a method of using the Licensed Product as applicable, that has not been held unpatentable, invalid, or unenforceable by a court or other government agency of competent jurisdiction in an unappealable decision or has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise or (b) a claim of a pending patent application within the Licensed Patents, Ardelyx [***] Patents, Joints Patents or [***] covering a method of using the Licensed Product, as applicable, which patent application has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing. For purposes hereof, a claim in a patent application that has not been granted within [***] ([***]) years of the priority date for such claim shall not be considered to be a Valid Claim unless and until such claim issues thereafter such that it is included in subsection (a).
Section 1.124 “Written Disclosure” shall have the meaning assigned in Section 10.02.
Section 1.125 Construction. Except where the context requires otherwise, whenever used in this Agreement, the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The article, section, and subsection headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of such articles, sections, and subsections. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.
ARTICLE II.
GRANT OF RIGHTS AND LICENSES; EXCLUSIVITY
Section 2.01 Licenses to KHK.
(a) Subject to the terms of this Agreement, Ardelyx grants to KHK an exclusive right and license (including with regard to Ardelyx and its Affiliates, except with respect to the retained rights set forth in Section 2.05 below) under the (A) Licensed Technology, (B) Ardelyx’s rights in the Joint Technology and (C) Ardelyx [***] Technology to (i) Develop, have Developed, Commercialize (but not Manufacture), have Commercialized (but not have Manufactured), import, and otherwise use the Licensed Products in Field in the Territory, and (ii) Manufacture, have Manufactured, package and have packaged the Licensed Products (but not the Licensed Compound) within or outside of the Territory, in the case of (i) and (ii), for the sole purpose of Developing and Commercializing Licensed Products, in each case in the Field and in the Territory.
(b) Effective as of the exercise of the Manufacturing Option under Section 5.04 Ardelyx hereby grants to KHK a non-exclusive license under the (i) Licensed Technology, (ii) Ardelyx’s rights in the Joint Technology, and (iii) Ardelyx [***] Technology to Manufacture and to have Manufactured Lead Licensed Compound within or outside of the Territory, for the sole purpose of Developing and Commercializing Licensed Products in the Field and in the Territory. Effective as KHK’s assumption of responsibility for the Manufacture of Licensed Compound (other than the Lead Licensed Compound) under Section 5.07, Ardelyx hereby grants to KHK a non-exclusive license under the (i) Licensed Technology, (ii) Ardelyx’s rights in the Joint

Technology, and (iii) Ardelyx [***] Technology to Manufacture and to have Manufactured Licensed Compound (other than the Lead Licensed Compound) within or outside of the Territory, for the sole purpose of Developing and Commercializing Licensed Products in the Field and in the Territory.
(c) Ardelyx [***] (i) cause each of its licensees to grant back to Ardelyx, with a right to sublicense KHK without additional consideration [***] (A) Know-How that arises under [***] agreement with Ardelyx and such licensee; provided that such Know-How embodies or relates to [***] (“Ardelyx Licensee [***] Know-How”) and (B) Patents that arise under [***] agreement between Ardelyx and such licensee; provided that such Patents claim [***], (“Ardelyx Licensee [***] Patent”) (collectively (A) and (B), “Ardelyx Licensee [***] Technology”) and (ii) [***] cause each of its licensees to grant back to Ardelyx, with a right to sublicense KHK without additional consideration [***] (A) Know-How that arises under [***] agreement with Ardelyx and such licensee; provided that [***] or [***] Know-How that arises under [***] agreement with Ardelyx and such licensee and that [***] (“Ardelyx Licensee [***] Know-How”), and (B) Patents that arise under [***] agreement between Ardelyx and such licensee; provided that such Patents claim the Ardelyx Licensee [***] Know-How (“Ardelyx Licensee [***] Patents”) (collectively, (A) and (B), “Ardelyx Licensee [***] Technology”). [***] For clarity, Ardelyx Licensee [***] Know-How and Ardelyx Licensee [***] Patents are included in the [***] and in the [***], respectively. To the extent that Ardelyx has obtained a license, with the right to sublicense KHK without additional consideration to the Ardelyx Licensee [***] Know-How and the Ardelyx Licensee [***] Patents, the Ardelyx Licensee [***] Know-How and the Ardelyx Licensee [***] Patents are included in [***], and [***], respectively.
Section 2.02 Sublicenses.
(a) KHK shall have the right to grant sublicenses, through multiple tiers of sublicenses, under the licenses granted to KHK hereunder, to its Affiliates, and to any other Person with the prior written consent of Ardelyx, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding the above, to the extent that KHK is unsuccessful, under Section 2.02(c) in obtaining from its Sublicensee, [***], a grant back to KHK, with a right to sublicense Ardelyx without additional consideration, of the KHK Sublicensee [***] Technology, KHK shall not have the right to grant such Sublicensee a sublicense under any Ardelyx [***], or under any Ardelyx [***] Know-How that Ardelyx, its Affiliates or licensees is using [***].
(b) Where KHK or its Affiliates grants such sublicense to a Person that is not an Affiliate of KHK, and such Person is not a Distributor, such Person shall be a “Sublicensee” for the purposes of this Agreement, and any Person to which a Sublicensee grants a further sublicense shall also be a Sublicensee; provided, however, that any Person that (i) is granted a sublicense under a license granted to KHK pursuant to Section 2.01 solely to enable such Person to provide Development services or contract manufacturing services for KHK, its Affiliates or Sublicensees and (ii) does not have the right to distribute, market or sell the Licensed Products shall not be a “Sublicensee” for purposes of this Agreement. KHK, its Affiliates and its Sublicensees shall ensure that all Persons to which they grant sublicenses comply with all terms and conditions of this Agreement. KHK shall remain liable for any action or failure to act by any Sublicensee, or any other Party that is granted a sublicense under the licenses granted in Section 2.01 by KHK, its Affiliates or its Sublicensees, if such action or failure to act by the Sublicensee, or other sublicensee, would have constituted a breach of this Agreement if such action or failure were committed by KHK.
(c) KHK [***] (i) cause each of its Sublicensees to grant back to KHK, with a right to sublicense Ardelyx without additional consideration [***] (A) Know-How that arises under [***] agreement with KHK and such Sublicensee; provided that such Know-How embodies or relates to [***] (“KHK Sublicensee [***] Know-How”) and (B) Patents that arise under [***] agreement between KHK and such Sublicensee; provided that such Patents claim [***], (“KHK Sublicensee [***] Patents”) (collectively (A) and (B), “KHK Sublicensee [***] Technology”) and (ii) [***] cause each of its Sublicensees to grant back to KHK, with a right to sublicense Ardelyx without additional consideration [***] (A) Know-How that arises under [***] agreement with KHK and such Sublicensee; provided that [***] or [***] Know-How that arises under [***] agreement with KHK and such Sublicensee and that [***] (“KHK Sublicensee [***] Know-How”), and (B) Patents that arise under [***] agreement between KHK and such Sublicensee; provided that such Patents claim the KHK Sublicensee [***] Know-How (“KHK Sublicensee [***] Patents”) (collectively, (A) and (B), “KHK Sublicensee [***] Technology”). For clarity, KHK Sublicensee [***] Know-How and KHK Sublicensee [***] Patents are included in KHK [***] Know-How and KHK [***] Patents, respectively. To the extent that KHK has obtained a license, with the right to sublicense Ardelyx without additional consideration, to the KHK Sublicensee [***] Know-How and the KHK Sublicensee [***] Patents, the KHK Sublicensee [***] Know-How and the KHK Sublicensee [***] Patents are included in KHK [***] Know-How, and KHK [***] Patents, respectively.
Section 2.03 Distributorships. KHK, its Affiliates and its Sublicensees shall have the right, in their sole discretion, to appoint any other Persons in the Territory to distribute, market and sell the Licensed Products, with or without packaging rights. In circumstances where such appointed Person purchases its requirements of Licensed Products from KHK, its Affiliates or its Sublicensees, but does not otherwise make any royalty or other payment to KHK, its Affiliates or its Sublicensees with respect to Intellectual Property Rights, and where such Person is not an Affiliate of KHK and neither KHK nor any of its Affiliates shares in the profits from, or has an equivalent interest in the proceeds from, the sale of Licensed Products by such Person, that Person shall be a “Distributor” for purposes of this Agreement. The term “packaging rights” in this Section 2.03 shall mean the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs. KHK shall remain liable for any action or failure to act by the Distributor, if such action or failure to act by the Distributor would have constituted a breach of this Agreement if such action or failure were committed by KHK.
Section 2.04 Provision of Development Data, Regulatory Documentation and Assistance.
(a) In the furtherance of the rights and licenses granted by Ardelyx to KHK under this Agreement, as soon as reasonably practicable, Ardelyx shall furnish [***], to KHK a data package in electronic format that shall include Development Data and Regulatory Documentation described on Exhibit D (the “Initial Delivery of Development Data and Regulatory Documentation”). Ardelyx shall, [***] provide KHK with the Initial Delivery of Development Data and Regulatory Documentation electronically in the formats of (i) CDISC (Clinical Data Interchange Standards

Consortium), and (ii) additionally, other formats, if any, in which Ardelyx files such data with the FDA.
(b) During the Term, [***], (i) as soon as reasonably practicable following request by KHK, Ardelyx shall provide KHK with copies of [***] additional Ardelyx Development Data and Regulatory Documentation specifically requested by KHK that [***] would be necessary or useful to Develop, Manufacture or Commercialize Licensed Products in the Field in the Territory, and (ii) as soon as reasonably practicable, Ardelyx shall disclose Ardelyx [***] Know-How and Sole Program Know-How that comes to Ardelyx’s Control (or that are reasonably requested by KHK) and that have not previously been provided to KHK by Ardelyx. Subject to, and limited by, the provisions of Section 2.01(c) above relating specifically to Ardelyx’s obligations with respect to Ardelyx Licensee [***] Technology and Ardelyx Licensee [***] Technology, Ardelyx shall (A) obtain rights and licenses from its licensees, research and clinical partners or other Third Parties with which Ardelyx conducts Development or Manufacturing with respect to the Licensed Compound and/or Licensed Product to grant Ardelyx such rights and licenses as necessary to enable Ardelyx to comply with the obligations set forth in this Section 2.04(b).
(c) During the Term, [***], (i) as soon as reasonably practicable following request by Ardelyx, KHK shall provide Ardelyx with copies of KHK Development Data and Regulatory Documentation specifically requested by Ardelyx and that [***] would be necessary or useful to Develop, Manufacture or Commercialize Licensed Products outside of the Territory, or outside of the Field in the Territory, and (ii) as soon as reasonably practicable, KHK shall disclose KHK [***] Technology and Sole Program Know-How that comes to KHK’s Control (or that are reasonably requested by Ardelyx) and that have not previously been provided to Ardelyx by KHK. Subject to, and limited by, the provisions of Section 2.02(c) above relating specifically to KHK’s obligations with respect to KHK Sublicensee [***] Technology and KHK Sublicensee [***] Technology, KHK shall obtain rights and licenses from KHK’s Sublicensees, research and clinical partners or other Third Parties with which KHK conducts Development or Manufacturing with respect to the Licensed Compound and/or Licensed Product to grant KHK such rights and licenses as necessary to enable KHK to comply with the obligations set forth in this Section 2.04(c).
(d) [***], KHK, its Affiliates and its Sublicensees shall have the right to reference Regulatory Documentation of Licensed Products for the Initial Indication and any Additional Indication, to the extent such Regulatory Documentation are Controlled by Ardelyx, its Affiliates or licensees (including any future licensees), in connection with any Regulatory Approval that KHK or its Affiliates or Sublicensees may seek for Exploitation of Licensed Products in the Initial Indication and any Additional Indication in Field and in the Territory.
(e) [***], Ardelyx, its Affiliates and its licensees shall have the right to reference Regulatory Documentation for Licensed Products for the Initial Indication and any Additional Indication, to the extent such Regulatory Documentation are Controlled by KHK or its Affiliates or Sublicensees, in connection with any Regulatory Approvals that Ardelyx, its Affiliates or licensees (including those in the future) may seek for use of Licensed Products in the Initial Indication and any Additional Indication outside of the Territory, or outside of the Field in the Territory.

(f) In addition to the foregoing Section 2.04(a), Section 2.04(b) and Section 2.04(d), Ardelyx shall provide to KHK reasonable assistance as KHK may request in order to assist KHK in obtaining Regulatory Approval for the Licensed Product in the Territory; provided, however, that KHK shall (i) [***] and (ii) in the event that Ardelyx is required to spend any FTE hours in supporting KHK under this Section 2.04(f) for any purpose, including [***] KHK shall reimburse Ardelyx for such FTE hours spent by Ardelyx pursuant to this Section 2.04(f) at a rate of US $[***] annually or an hourly rate of US $[***]. Notwithstanding the foregoing, until KHK, its Affiliates or Sublicensees obtain Regulatory Approval for the Lead Licensed Product in the Territory, Ardelyx shall, [***] maintain or cause its contract manufacturing organizations and contract research organizations to maintain Ardelyx Development Data for the Licensed Product consisting of GMP, GCP and GLP data that Ardelyx is required to file with the FDA in order to obtain Regulatory Approval in the United States, and Ardelyx shall [***] of any such Ardelyx Development Data in connection with any Regulatory Documentation for the Lead Licensed Product. If any such GLP, GCP or GMP Ardelyx Development Data that Ardelyx is required to file with the FDA in order to obtain Regulatory Approval for the Lead Licensed Product in the United States is missing, destroyed or cannot be traced and any additional Clinical Trials or nonclinical studies are required to be conducted by KHK, its Affiliates or Sublicensees as a result thereof, the Parties shall discuss in good faith the possibility of [***].
Section 2.05 Rights Retained by Ardelyx. Notwithstanding the foregoing, Ardelyx retains the right under (i) the Licensed Technology, (ii) Ardelyx’s rights in the Joint Technology and (iii) Ardelyx [***] Technology to Exploit the Licensed Compounds and the Licensed Products outside the Field and/or outside the Territory and to conduct any other activities expressly assigned to Ardelyx under this Agreement, including the Manufacturing of the Licensed Compound and the Lead Licensed Products.
Section 2.06 License to Ardelyx. KHK grants to Ardelyx an exclusive, fully paid, royalty free, sublicensable, irrevocable license under the KHK [***] Technology, any Sole Program Know-How owned by KHK, the KHK Sole Invention Patents, and KHK’s interest in the Joint Technology to Exploit the Licensed Compounds and Licensed Products outside the Field and/or outside the Territory. Notwithstanding the above, [***].
Section 2.07 Additional Indication Development.
(a) If either Party, its Affiliates or licensees (or Sublicensees, in the case of KHK) elect to Develop a Licensed Product in the Field pursuant to the terms of this Agreement for an indication other than the Initial Indication (“Additional Indication”), and such Party (the “Initiating Party”) conducts a Phase 2 Clinical Trial for such Additional Indication outside of the Territory in the case of Ardelyx or in the Territory in the case of KHK, the Party conducting such Phase 2 Clinical Trial shall share any and all Development Data generated therefrom (“Phase 2 Data”) with the other Party (the “Responding Party”). Such Phase 2 Data shall be deemed Ardelyx Development Data if generated by Ardelyx, its Affiliates or licensees, or KHK Development Data if generated by KHK, its Affiliates or Sublicensees. Following the delivery of the Phase 2 Data, the Parties shall discuss in good faith whether to proceed with a Pivotal Clinical Study for the Additional Indication that would include both clinical sites in the Territory and clinical sites outside of the Territory, and such decision shall occur within the time frame presented by the Initiating Party when the Phase 2 Data is presented to the Responding Party, which time frame shall be no more than [***] ([***]) days after the delivery of the Phase 2 Data unless the Parties shall agree otherwise. For clarity, (i) neither Party shall be obligated to proceed with a Pivotal Clinical Study regardless of whether it is the Initiating Party or the Responding Party, (ii) KHK, its Affiliates or its Sublicensees shall not be obligated to include any clinical sites outside of the Territory if KHK is the Initiating Party, and (iii) Ardelyx, its Affiliates or its licensees shall not be obligated to include any clinical sites within the Territory if Ardelyx is the Initiating Party. Should the Parties determine to proceed collaboratively with a Pivotal Clinical Study that includes both clinical sites in the Territory and clinical sites outside of the Territory, the mechanism set out in Sections 2.07(b) and 2.07(c) below shall apply.
(b) If Ardelyx is the Initiating Party and Ardelyx and KHK agree to proceed with a global Pivotal Clinical Study that includes both clinical sites in the Territory and clinical sites outside of the Territory, [***] shall [***] attributable to [***]. Either Party, and their respective Affiliates, licensees and Sublicensees, may use the data generated by the global Pivotal Clinical Study at no cost for the purposes of any regulatory submission in the Territory (in the case of KHK, its Affiliates and Sublicensees) or outside the Territory (in the case of Ardelyx, its Affiliates or licensees). KHK shall pay relevant milestone payments to the extent that the Additional Indication triggers milestone payments, as well as any applicable royalties and sales milestones. In the event that the Parties determine not to proceed with a global Pivotal Clinical Study that includes both clinical sites in the Territory and clinical sites outside of the Territory, Ardelyx may proceed with a Pivotal Clinical Study at its own cost outside the Territory without including clinical sites in the Territory. KHK, its Affiliates or Sublicensees may elect to pursue the Additional Indication by conducting a Pivotal Clinical Study or a bridging study at its own cost in the Territory. KHK shall pay relevant milestone payments to the extent that the Additional Indication triggers milestone payments, as well as any applicable royalties and sales milestones. Either Party, and their respective Affiliates, licensees and Sublicensees may use the data generated by the other Party (Ardelyx Development Data if generated by Ardelyx and KHK Development Data if generated by KHK) at no cost for the purposes of any regulatory submission in the Territory (in the case of KHK, its Affiliates and Sublicensees) or outside of the Territory (in the case of Ardelyx, its Affiliates or licensees),
(c) If KHK is the Initiating Party, and KHK and Ardelyx agree to proceed with a global Pivotal Clinical Study that includes both clinical sites in the Territory and clinical sites outside of the Territory, [***] shall [***] attributable to [***]. Either Party, and their respective Affiliates, licensees and Sublicensees, as the case may be, may use the data generated by the global Pivotal Clinical Study at no cost for the purposes of any regulatory submission in the Territory (in the case of KHK, its Affiliates or Sublicensees) or outside the Territory (in the case of Ardelyx, its Affiliates or licensees). KHK shall pay relevant milestone payments to the extent that the Additional Indication triggers such milestone payment, as well as any applicable royalties and sales milestones. In the event that the Parties determine not to proceed with a global Pivotal Clinical Study that includes both clinical sites in the Territory and clinical sites outside of the Territory, KHK may proceed with a Pivotal Clinical Study at its own cost, in the Territory. KHK shall pay relevant milestone payments to the extent that the Additional Indication triggers such milestones, as well as any applicable royalties and sales milestones. Ardelyx, its Affiliates or licensees may elect to pursue the Additional Indication by conducting its own Pivotal Clinical Study outside the Territory at Ardelyx’s cost. In such circumstances, KHK may pursue the Additional Indication by conducting a bridging study in the Territory at its own cost. Either Party, and their respective

Affiliates, licensees and Sublicensees, may use the data generated by the other Party (Ardelyx Development Data if generated by Ardelyx and KHK Development Data if generated by KHK) at no cost for the purposes of any regulatory submission in the Territory (in the case of KHK, its Affiliates and Sublicensees) or outside the Territory (in the case of Ardelyx, its Affiliates or licensees).
Section 2.08 No Implied Rights. This Agreement confers no right, license, or interest by implication, estoppel, or otherwise under any Patents, Know-How, or other Intellectual Property Rights of either Party except as expressly set forth in this Agreement. Each Party hereby expressly retains and reserves all rights and interests with respect to Patents, Know-How, or other Intellectual Property Rights not expressly granted to the other Party hereunder. Without limiting the generality of the foregoing, no license or other rights are granted to KHK under this Agreement to any compounds claimed or disclosed in any Ardelyx [***] Patents or any Licensed Patents, other than the Lead Licensed Compound and the Backup Licensed Compounds.
Section 2.09 Exclusivity Term. KHK’s exclusive licenses granted under Section 2.01, shall expire with respect to each separate Licensed Product on the date when KHK’s obligation to pay royalties with respect to such Licensed Product expires pursuant to Section 6.04(d). Upon expiry of KHK’s exclusive licenses with respect to a Licensed Product in the Territory, KHK’s licenses with respect to such Licensed Product in the Territory shall become non-exclusive, fully paid-up, perpetual and irrevocable and the Net Sales of such Licensed Product in the Territory shall be excluded from the royalty and sales milestone calculations under Section 6.04 (including the thresholds and ceilings). KHK and its Affiliates and Sublicensees shall be allowed to continue exercising KHK’s rights under the licenses granted in Section 2.01 with respect to such Licensed Product on a non-exclusive basis in the Territory with no further consideration to Ardelyx.
Section 2.10 Right of First Negotiation for Licensed Products Outside of the Field.
(a) Ardelyx hereby grants to KHK the exclusive right of first negotiation as set forth in this Section 2.10 with respect to the grant of rights to Develop and/or Commercialize outside of the Field in the Territory a Licensed Compound that is being Developed or Commercialized by KHK, its Affiliates or Sublicensees (“ROFN Licensed Product”) in the Field in the Territory.
(b) During the Term, if Ardelyx decides to (i) Develop and/or Commercialize a ROFN Licensed Product outside of the Field in the Territory, or to grant a Third Party a license under the Licensed Technology, Ardelyx’s rights in the Joint Technology and/or Ardelyx [***] Technology to Develop and/or Commercialize such ROFN Licensed Product outside of the Field in the Territory (“Ardelyx License”), Ardelyx shall notify KHK in writing, and shall provide to KHK [***] information regarding the Development and/or Commercialization activities undertaken by Ardelyx with respect to the ROFN Licensed Product [***]. KHK shall have [***] ([***]) days from receipt of such written notice to notify Ardelyx in writing if KHK would like to exercise its right of first negotiation with respect to the ROFN Licensed Product. Upon any exercise by KHK of such right, the Parties shall enter into exclusive good faith negotiations for a period of up to [***] ([***]) days (“Negotiation Period”) (unless extended upon mutual agreement of the parties) regarding the terms and conditions of a definitive agreement.

(c) If (i) Ardelyx and KHK cannot reach mutually agreeable terms and conditions of an Ardelyx License during the Negotiation Period, (ii) the Parties otherwise mutually agree in writing to terminate negotiations, or (iii) KHK fails to exercise its right of first negotiation within the [***] ([***]) day period set forth in Section 2.10(b) (or KHK indicates in writing that it elects not to exercise such right), then Ardelyx shall be free to Develop and/or Commercialize the ROFN Licensed Product in the Territory outside of the Field or negotiate and enter into an Ardelyx License with a Third Party; provided that, upon written request from KHK, Ardelyx shall use or cause its Third Party licensee to use Commercially Reasonable Efforts to [***] that is [***] at the expiration or termination of the Negotiation Period, [***]. Further, Ardelyx shall not, and shall cause its Third Party licensee not to, Commercialize the ROFN Licensed Product using [***] at the expiration or termination of the Negotiation Period pursuant to the terms and conditions of this Agreement.
Section 2.11 Right of First Negotiation New NHE3 Inhibitors
(a) In the event that Ardelyx, its Affiliates or licensee generates [***] a NHE3 inhibitor that is owned by Ardelyx but is not a Licensed Compound, and such [***] was conducted to evaluate the use of the NHE3 inhibitor to treat a [***] (the “Licensed Product Indication”) at the time that Ardelyx completes the [***] (as documented in the most recent Development Plan or Commercialization Plan delivered to the SC prior to the completion of Ardelyx’s [***]), then such NHE3 inhibitor shall be a “ROFN New Product.” For clarity, if KHK elects to [***] after the time that Ardelyx completes the [***], then the NHE3 inhibitor shall not be a ROFN New Product.
(b) Ardelyx hereby grants to KHK the exclusive right of first negotiation as set forth in this Section 2.11 with respect to the grant of rights to Develop and/or Commercialize a ROFN New Product in the Territory for the Licensed Product Indication.
(c) During the Term, if Ardelyx decides to (i) Develop and/or Commercialize a ROFN New Product in the Territory for the Licensed Product Indication, or to grant a Third Party a license to Develop and/or Commercialize such ROFN New Product in the Territory for the Licensed Product Indication, (“Ardelyx NHE3 License”), Ardelyx shall notify KHK in writing, and shall provide to KHK [***] information regarding the Development and/or Commercialization activities undertaken by Ardelyx with respect to the ROFN New Product [***]. KHK shall have [***] ([***]) days from receipt of such written notice to notify Ardelyx in writing if KHK would like to exercise its right of first negotiation with respect to the ROFN New Product. Upon any exercise by KHK of such right, the Parties shall enter into exclusive good faith negotiations for a period of up to [***] ([***]) days (“Negotiation Period”) (unless extended upon mutual agreement of the parties) regarding the terms and conditions of a definitive agreement.
(d) If (i) Ardelyx and KHK cannot reach mutually agreeable terms and conditions of an Ardelyx NHE3 License during the Negotiation Period, (ii) the Parties otherwise mutually agree in writing to terminate negotiations, or (iii) KHK fails to exercise its right of first negotiation within the [***] ([***]) day period set forth in Section 2.11(c) (or KHK indicates in writing that it elects not to exercise such right), then Ardelyx shall be free to Develop and/or Commercialize the ROFN New Product in the Territory or negotiate and enter into an Ardelyx NHE3 License with a Third Party.

Section 2.12 Exclusivity Covenant.
(a) During the period starting on the Effective Date and continuing until [***] (such period being the “Covenant Period 1”), KHK, its Affiliates and Sublicensees shall not, except as otherwise expressly permitted in this Agreement, either by themselves or through a Third Party, [***]. If this Agreement is terminated as a result of a [***]), then for the purpose of this Section 2.12(a), the Covenant Period 1 shall expire on the [***] ([***]) anniversary of the effective date of the [***].
(b) During the period starting on the Effective Date and continuing until the earlier to occur of (i) [***] and (ii) [***] (such period being the “Covenant Period 2”), KHK, its Affiliates and Sublicensees shall not, except as otherwise expressly permitted in this Agreement, either by themselves or through a Third Party, [***]. If this Agreement is terminated as a result of a [***], then for the purpose of this Section 2.12(b), the Covenant Period 2 shall expire on the [***] ([***]) anniversary of the effective date of the [***], unless the Covenant Period 2 has expired prior to such date by reason of the expiry or termination of the Agreement.
(c) During Covenant Period 1, Ardelyx, its Affiliates and each of its licensees shall not, except as otherwise expressly permitted in this Agreement, either by themselves or through a Third Party, [***].
(d) Notwithstanding the aforesaid, neither Party’s (nor that of its Affiliates’) direct or indirect acquisition of or merger with, in whole or in part, a Person (or group of companies) or the business of a Person (or group of companies) having any activity contravening the covenants set forth above in this Section 2.12, shall constitute a breach of such covenants by the Party, if, [***] the Party either (i) provides the other Party with written notice of its, or its Affiliates’, as the case may be, [***] or (ii) in the case of KHK, exercises its right to terminate this Agreement pursuant to Section 11.02(b)(i), in which case such termination shall be effective [***] ([***]) days after Ardelyx’s receipt of a written notice of termination from KHK. In the event that a Party provides a written notice of its or its Affiliates’ [***] pursuant to the above, then (X) such the Party shall (or, as the case may be, cause its relevant Affiliate to) diligently pursue [***] and in any case, [***] under which the relevant business was acquired, and (Y) neither the Party nor its Affiliates, as the case may be, shall [***]. KHK shall, notwithstanding anything to the contrary in this Section 2.12(d), at all times continue to be obligated to use Commercially Reasonable Efforts to Develop or Commercialize Licensed Products in accordance with its obligations under and subject to Section 4.03.
(e) The words [***] and all variations thereof included in this Section 2.12 with reference to products discussed in this Section 2.12 shall include the activities described in the [***], but with such activities being with respect to such products described in this Section 2.12 rather than with respect to Licensed Product as set forth in the definition.
(f) The Parties agree that the restrictions contained in this Section 2.12 are reasonable and necessary for the protection of the Parties’ and their Affiliates’ respective Confidential Information and business, that such restrictions are reasonable in all the circumstances and that the Parties would not have entered into this Agreement without the protections afforded to them under this Section 2.12.

ARTICLE III.
COLLABORATION GOVERNANCE; DEVELOPMENT AND
COMMERCIALIZATION PLANS
Section 3.01 Steering Committee. Ardelyx and KHK shall establish a steering committee in accordance with this Article III (the “SC”). The SC shall remain in effect from the Effective Date through the Term. The SC shall serve as a forum for discussing and sharing Information in accordance with this Agreement and discussing strategy regarding the Development and Commercialization of the Licensed Products, among other activities.
Section 3.02 Composition of the SC. Each Party shall appoint [***] ([***]) representatives as its voting members of the SC. The first meeting of the SC shall be held within [***] ([***]) days of the Effective Date. The SC shall be chaired by a representative of [***]. The chairperson shall be responsible for calling meetings, setting the agenda, circulating the agenda at least [***] ([***]) days prior to each meeting and distributing minutes of the meetings within [***] ([***]) days following such meetings (provided that the chairperson may elect to delegate the performance of its responsibilities to other members of the SC from time to time), but shall not otherwise have any greater power or authority than any other member of the SC. Alliance Managers shall coordinate to schedule the subsequent SC meetings and the date for each subsequent SC meeting shall be established at least [***] ([***]) months in advance of the scheduled meeting, or – with regard to meetings that are called for on shorter notice – as early as reasonably practicable in advance of such meeting. Each Party shall disclose to the chairperson any proposed agenda items, along with appropriate Information at least [***] ([***]) Business Days in advance of each meeting of the SC. With respect to the first members of the SC selected by each Party, at least one (1) member selected by Ardelyx and one (1) member selected by KHK shall have [***], and all of the members of the SC shall have such expertise as appropriate to the activities of the SC. Each Party may replace its members of the SC upon written notice to the other Party and shall replace its members as the expertise required by the SC changes over time and as the Licensed Products advance through Development and Commercialization. From time to time, the SC may invite non-voting personnel of either Party having formulation, Manufacturing, Commercialization, marketing or other expertise to participate in discussions of the SC. Up to one (1) alternate voting member designated by a Party may serve temporarily in the absence of a permanent voting member appointed by such Party, and either Party may also designate one or more non-voting consultants to such Party who are under written obligations of confidentiality to such Party as SC observers who may attend the SC meetings in an observational capacity only.
Section 3.03 Responsibilities of the SC. The SC’s responsibilities shall include, among others, the following:
(a) reviewing and discussing each Development Plan, and each Commercialization Plan and any amendments thereto;
(b) reviewing KHK’s progress under each Development Plan and Commercialization Plan;

(c) facilitating the exchange of Information and regulatory strategies between the Parties with respect to the Development of the Licensed Product both in the Territory and outside the Territory as well as both in the Field and outside the Field; and
(d) discussing such other matters as the Parties mutually agree to discuss at the SC.
Section 3.04 Development Plans. Following the Effective Date, KHK shall prepare the draft Development Plan and hold consultations with PMDA to finalize the draft Development Plan (the finalized plan, as amended from time to time in accordance with this Agreement being the “Development Plan”). The finalization of the draft Development Plan shall be effected by KHK within [***] ([***]) months after the issuance of the minutes of the final consultations with PMDA. During the Term, KHK shall consult with Ardelyx while finalizing each Development Plan and shall take into consideration any reasonable concerns of Ardelyx in finalizing each such Development Plan. Any material deviations from the draft Development Plan and from each Development Plan including, but not limited to, [***] shall be reviewed and discussed at SC. Other than as set forth in Section 3.07, and notwithstanding that [***] agrees to consider in good faith all reasonable concerns of [***] with respect to each Development Plan and all material changes thereto, [***] shall have the final decision making authority with respect to each Development Plan.
Section 3.05 Commercialization Plans. The planned activities regarding Commercialization of the Licensed Product in the Field in the Territory to be conducted by KHK shall be set out in a commercialization plan. KHK shall present an initial commercialization plan to the SC within [***] ([***]) months after [***] (the initial commercialization plan, as amended from time to time in accordance with this Agreement, being the “Commercialization Plan.” The Commercialization Plan shall consist of non-binding sales forecasts and planned promotional activities. The initial Commercialization Plan shall include the following, among other things, [***]. KHK shall provide an annual update of the Commercialization Plan every December that covers the following calendar year until the SC shall unanimously determine that such annual updates are no longer required. [***] shall consider in good faith all reasonable concerns of [***] with respect to each Commercialization Plan, and all material changes thereto. However, other than as set forth in Section 3.07 below, [***] shall have the final decision making authority with respect to each Commercialization Plan.
Section 3.06 Meetings of the SC. The SC shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the committee, but in no event, shall such meetings be held less frequently than once [***] ([***]) [***] through the first [***] ([***]) years following the First Commercial Sale of a Licensed Product in the Territory. Meetings of the SC shall alternate between the offices of the Parties, unless otherwise agreed upon by the members of the SC, or may be held via internet, telephonically or by videoconference; provided that at least [***] ([***]) meetings per year shall be held in person until [***] ([***]) years following the First Commercial Sale of a Licensed Product in the Territory. Thereafter, the SC may determine how frequently to require meetings of the SC and how frequently to require in person meetings of the SC. Meetings of the SC shall be effective if at least [***] ([***]) representatives of each Party are in attendance or participating in the meeting. Each Party shall be responsible for the expenses incurred in connection with its employees, consultants and its members of the SC attending or otherwise participating in SC meetings.

Section 3.07 SC Decision Making. The SC shall make decisions within its remit only by [***]. The presence of [***] ([***]) SC members representing each Party shall constitute a quorum. In the event that [***] on a matter before it for decision within [***] ([***]) days after the matter was first considered by it, then [***] shall have the final decision making authority except for decisions that (i) [***]; or (ii) [***], with respect to which decisions, [***] shall have the right to refer such matter to the Senior Executives, who shall meet (in person, via internet, telephonically or by videoconference) and attempt to resolve the matter within [***] ([***]) days of such referral. If Senior Executives of the Parties are unable to reach an agreement, the Parties shall follow the procedures as set forth in Article XIII. Notwithstanding that the Development Plans and the Commercialization Plans are to be presented to the SC without a formal approval by SC, if (i) [***]; or (ii) [***], then [***] shall have the right to refer such matter to the Senior Executives, who shall meet (in person, via internet, telephonically or by videoconference) and attempt to resolve the matter within [***] ([***]) days of such referral. If Senior Executives of the Parties are unable to reach an agreement, the Parties shall follow the procedures as set forth in Article XIII.
Section 3.08 Joint Project Team. As a subcommittee of the Steering Committee, the Parties shall establish a Joint Project Team (the “JPT”). The JPT shall remain in effect as from the Effective Date and continue in effect until such time as the Parties shall mutually determine that the JPT is no longer necessary. The JPT shall serve as a joint working group for the purpose of implementing the Development Plan, coordinating the practical aspects of the Parties’ collaboration under this Agreement, handling day-to-day issues in relation thereto, facilitating communication between the Parties in respect thereof and otherwise performing such specific tasks as may be assigned to it by the SC. The JPT shall consist of two project leaders, one appointed by KHK and the other by Ardelyx, and such additional members as each Party may appoint from time to time as necessary or useful for the performance of the JPT’s responsibilities hereunder. Each Party shall have the right to withdraw or replace its JPT representatives upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent position and experience as the representative that such person replaces, and further provided that replacements for the Parties’ respective project leaders shall be subject to the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned. Each Party shall bear its own expenses of its JPT members related to such members’ participation on the JPT.
Section 3.09 Alliance Managers. As soon as practicable after the Effective Date, each Party shall appoint a representative to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the key contact point between the Parties. A Party may replace its Alliance Manager at any time by providing written notice to the other Party.
ARTICLE IV.
GENERAL PROVISIONS ON DEVELOPMENT AND COMMERCIALIZATION;
Section 4.01 Record Keeping. Each Party shall maintain, or cause to be maintained, records of its activities under this Agreement in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes in accordance with Applicable Laws.

Section 4.02 Conduct of Certain Development Activities. Subject to Section 2.07, any clinical trial(s) and other Development studies that are commenced after the Effective Date to support Regulatory Approval of Licensed Products in the Field in the Territory shall be conducted solely by KHK, at [***]. Subject to Section 2.07, any clinical trial(s) and other Development studies commenced after the Effective Date to support Regulatory Approval of Licensed Products outside the Field and/or outside the Territory shall be conducted solely by Ardelyx, at Ardelyx’s sole expense. [***].
Section 4.03 Diligence Obligations
(a) KHK shall use Commercially Reasonable Efforts at its own cost and expense to carry out its activities under this Agreement to develop (including to seek Regulatory Approval in the Territory), Manufacture (as set forth herein) and Commercialize the Lead Licensed Product in the Territory [***]. KHK shall act reasonably in preparing the Development Plan and Commercialization Plan, and any amendments thereto. For purposes of this Section 4.03(a) the Parties agree that in order to be deemed to have utilized Commercially Reasonable Efforts carrying out its activities under this Agreement, KHK shall, at a minimum, meet the timelines and objectives set forth below:
(i) [***] within [***] ([***]) months after [***];
(ii) [***] on or before [***] ([***]) months following [***], provided that [***] (A) [***] and (B) [***];
(iii) [***] within [***] ([***]) months after [***];
(iv) [***] within [***] ([***]) months after [***], as long as [***];
(v) [***] such that [***] of which [***] in the Territory within [***] ([***]) months [***]; and
(vi) [***] such that it [***] in the Territory for [***] ([***]) years [***].
(b) If Ardelyx believes that KHK may be in material breach of its obligations under Section 4.03(a), then Ardelyx may exercise its rights under Section 13.02(a) or proceed directly to exercise its rights under Section 11.02(a).
Section 4.04 Reports of Development Activities. KHK shall report on the Development activities of the Licensed Product undertaken by it in accordance with the Development Plan at each meeting of the SC or at such other intervals as may be set forth in the Development Plan. The Development reports shall include a reasonably detailed summary of all results, data and material inventions, if any, obtained from such Development activities. In addition, KHK shall, at its own expense, make appropriate scientific or regulatory personnel available to Ardelyx, either by telephone or in person as the Parties may mutually agree, as reasonably required to keep Ardelyx informed of Development activities conducted by KHK.
Section 4.05 Regulatory Matters

(a) KHK shall have the responsibility of preparing, filing and submitting all regulatory filings related to the Licensed Compounds and Licensed Products with the Regulatory Health Authority in the Territory for any indication in the Field pursued by KHK, including all applications for Regulatory Approval. Ardelyx shall provide [***] Development Data relating to the Manufacturing of the Licensed Compound and Licensed Product [***]. [***] shall be responsible for filing a Drug Master File, or any similar document, unless KHK is required in its Drug Approval Application to provide Information relating to the Manufacture of the Licensed Compound and Licensed Product [***], and [***] to provide such information to KHK. In such case, [***], shall file a Drug Master File, or any similar document to support KHK’s Drug Approval Application. KHK shall own any and all applications for Regulatory Approvals, the Regulatory Approvals, and other regulatory filings related to the Licensed Compounds and Licensed Products, which shall be held in the name of KHK. Such regulatory filings shall include, in the format required by the applicable Regulatory Health Authorities, the data and information required to be submitted to such Regulatory Health Authorities for Regulatory Approval of the Licensed Products for the indication in the Field pursued by KHK in the Territory. KHK shall, subject to the conditions and within the limitations set forth in Section 4.03(a), use Commercially Reasonable Efforts to obtain Regulatory Approval for Licensed Products [***] in the Territory. Upon request by KHK, Ardelyx shall use Commercially Reasonable Efforts to assist KHK in seeking and obtaining Regulatory Approvals for the Licensed Products, including without limitation: (i) [***]; (ii) [***]; (iii) [***]; and (iv) [***]. Notwithstanding the above, Ardelyx’s obligation in (iv) above, shall be limited to [***], and within [***] ([***]) days following the [***], KHK shall provide Ardelyx with [***]. [***]. As set forth in Section 2.04(f), KHK shall (i) [***], and (ii) in the event that Ardelyx is required to spend any FTE hours in supporting KHK under this Section 4.05(a) [***], KHK shall reimburse Ardelyx for the additional FTE hours spent by Ardelyx under this Section 4.05(a) at a rate of US $[***] per FTE and with an hourly FTE basis of $US [***] per hour).
(b) During the Term, KHK shall report to Ardelyx regarding the status of each pending or proposed IND equivalent application or Drug Approval Application covering a Licensed Product in the Territory.
(c) KHK shall notify Ardelyx of any request for [***] and KHK shall allow [***]. The foregoing shall apply with respect to [***]. KHK shall as soon as reasonably practicable furnish Ardelyx with copies of all substantive correspondence KHK has had with any Regulatory Health Authority, and contact reports concerning substantive conversations or substantive meetings with any Regulatory Health Authority, in each case relating to any such IND equivalent or Drug Approval Application.
Section 4.06 Adverse Event Reporting and Product Recall.
(a) Each Party agrees to provide the other Party with the necessary safety information required by Regulatory Health Authorities to comply with Applicable Laws. Ardelyx shall hold the safety database for the Licensed Compounds and the Licensed Products and KHK shall provide safety information as required by Applicable Laws, in a timely manner. As promptly as possible following the Effective Date, but no later than the commencement of the first clinical trial by KHK in the Territory, the Parties shall enter into a detailed safety agreement (the “Safety Agreement”), governing, among other things, appropriate adverse event reporting procedures relating to Licensed Products and reflecting the provisions set forth above in this Section 4.06.
(b) In the event that any government agency or authority issues or requests a recall or takes similar action in connection with the Licensed Compounds or the Licensed Products, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party notified of or desiring such recall or market withdrawal shall promptly advise the other Party thereof.
Section 4.07 General Provisions Regarding Commercialization. KHK shall control and perform, itself or through its Affiliates, Sublicensees or Distributors, the Commercialization of all Licensed Products in the Field throughout the Territory and, as a result, shall, subject to the conditions and within the limitations set forth in Section 4.03(a), be obligated and responsible for using Commercially Reasonable Efforts to carry out each Commercialization Plan. For the avoidance of doubt KHK (or, as the case may be, its Affiliates or Sublicensees) shall book all of their sales of each Licensed Product, coordinate the Manufacture and supply of all Licensed Products (but not Licensed Compounds) required for Commercialization, invoice Third Parties (including Distributors) that purchase Licensed Products from KHK (or its Affiliates or Sublicensees), and collect payment for all Licensed Products sold by KHK (or its Affiliates or Sublicensees). Except to the extent otherwise described in this Agreement, KHK shall be solely responsible for, and shall bear all costs relating to, the Commercialization of the Licensed Products in the Territory. With respect to Commercialization of Licensed Products, such Commercialization shall be conducted independently of Ardelyx by KHK, its Affiliates and Sublicenses.
ARTICLE V.
MANUFACTURE AND SUPPLY
Section 5.01 Supply.
(a) Ardelyx shall be responsible for supplying the Lead Licensed Compound for use in the Development and Regulatory Approval of the Licensed Products under this Agreement (the “Development API Supply”) as well as Materials. The Parties have agreed to the quantities of and timing for delivery of initial quantities of Development API Supply and Materials as described on Exhibit E. Ardelyx shall also be responsible for supplying the Lead Licensed Product and placebos for KHK’s Development activities hereunder, and the Parties have agreed to the quantity and delivery time as described in Exhibit F (the “Development Product Supply”). The Parties acknowledge that KHK may request changes to the timing and quantities set forth on Exhibit E and Exhibit F from time to time following the consultations with PMDA, and Ardelyx shall use Commercially Reasonable Effort to comply with such changes in Development API Supply or Development Product Supply. All Development API Supply, Materials and Development Product Supply delivered to KHK for Development purposes prior to such time as the first Licensed Product has received Regulatory Approval shall be at the [***] Price (but with regard to the Materials at the Transfer Price as set out in Section 1.122 (iii)). Ardelyx shall use Commercially Reasonable Efforts to deliver the Development API Supply and the Development Product Supply required by KHK and agreed to by Ardelyx. KHK shall use Commercially Reasonable Efforts to Develop a process for the Manufacture of the Lead Licensed Product and to scale up or scale down that process to Manufacture and supply the Lead Licensed Product in such volumes as reasonably take into account the anticipated demand for the Lead Licensed Product for use in the Field throughout the Territory. KHK shall use Commercially Reasonable Efforts to make necessary filings to obtain, or to cause a Third Party Manufacturer of the Lead Licensed Product to make necessary filings to obtain, Regulatory Approval for the Manufacture of the Lead Licensed Product.
(b) Ardelyx shall be responsible for: (i) supplying the Lead Licensed Compound for use in the Commercialization of the Licensed Products under this Agreement (the “Commercial API Supply”); and (ii) [***]. Ardelyx shall continue to supply Lead Licensed Product to KHK for Commercialization until such time as KHK assumes responsibility for such supply hereunder (“Temporary Commercial Product Supply”). Commercial API Supply and Temporary Commercial Product Supply shall be delivered to KHK at the [***] Price. Additionally, any Development API Supply and Development Product Supply delivered to KHK for Development that is to be conducted after the Regulatory Approval has been received for the first Licensed Product shall be delivered to KHK at the [***] Price.
(c) The Parties agree and acknowledge that a separate manufacturing and supply agreement (“MSA”) is required to be entered into between the Parties to further govern the supply obligations undertaken by Ardelyx hereunder. The Parties shall also enter into a separate Quality Assurance Agreement (“QAA”) that shall define the manufacturing and supply quality responsibilities of the Parties for the Lead Licensed Compound and the Lead Licensed Product. Notwithstanding foregoing, if Ardelyx has a contract manufacturing organization Manufacture the Lead Licensed Compound or the Lead Licensed Product, Ardelyx shall cause such contract manufacturing organization to be a party to the QAA if required by Applicable Law. The MSA and the QAA shall be negotiated in good faith between the Parties and shall be executed as promptly as possible following the Effective Date. The Parties’ objective is that the MSA and the QAA for Development API Supply and Development Product Supply shall be entered into as soon as possible and within [***] ([***]) days of the Effective Date. The MSA and QAA for Commercial API Supply and Temporary Commercial Product Supply, if needed, shall be entered into at least [***] ([***]) month prior to the date of the expected Regulatory Approval of the Licensed Product in the Territory.
(d) When KHK’s obligation to pay a royalty under Section 6.04 expires with respect to a Licensed Product, unless KHK has exercised the Manufacturing Option, at the option of [***], one of the following shall occur:
(i) [***];
(ii) [***]; or
(iii) [***].
Section 5.02 Development Work. In the event that Ardelyx is required to engage in any Development activities [***] for the purposes of (i) [***], (ii) [***], and (iii) [***], then in any such event KHK shall reimburse Ardelyx for [***] (calculated on an FTE basis of US $[***] per

FTE and with an hourly FTE basis of $US [***] per hour) and [***] incurred by Ardelyx in connection with completing such Development work.
Section 5.03 Technology Transfer. The SC shall coordinate the transfer of all Licensed Know-How, Ardelyx [***] Know-How, and Ardelyx Development Data that have not previously been delivered to KHK and are necessary and/or useful to Manufacture the Lead Licensed Product as currently being Manufactured. Such transfer shall take place in a manner and at such time as not to disrupt the manufacture and delivery of the Development API Supply or the Development Product Supply in satisfaction of the obligations set forth in Section 5.01(a) and Exhibit F. [***]
Section 5.04 Manufacturing Option. Notwithstanding anything to the contrary set forth herein, KHK shall have the right to exercise its option to assume responsibility for the manufacture of the Lead Licensed Compound (“Manufacturing Option”) in the event that: (i) [***]; (ii) [***]; or (iii) [***]. In the event that KHK exercises the Manufacturing Option, Ardelyx shall continue to supply, and KHK shall continue to purchase, all of KHK’s requirement for the Commercialization of Lead Licensed Product for a period of [***] ([***]) years. Thereafter, Ardelyx shall no longer be obligated to supply Lead Licensed Compound to KHK and KHK shall no longer be obligated to purchase Lead Licensed Compound from Ardelyx.
Section 5.05 Technology Transfer upon Exercise of the Manufacturing Option. In the event that KHK exercises the Manufacturing Option set forth in Section 5.04, Ardelyx shall promptly transfer to KHK all Licensed Know-How, Ardelyx [***] Know-How, and Ardelyx Development Data, in each case to the extent not previously provided to KHK, [***] for KHK, its Affiliates or Sublicensees or their contract manufacturers to Manufacture the Licensed Compound as being Manufactured at the time of the exercise of the Manufacturing Option (the “API Technology Transfer”). [***] In addition, Ardelyx shall provide KHK with reasonable assistance to facilitate the practice of such Manufacturing rights by KHK, its Affiliate or its Sublicensee, including making regulatory filings available to KHK and providing reasonable technical and other assistance in order to enable KHK to practice the foregoing Manufacturing rights in accordance with Applicable Law. In the event that Ardelyx and its contract manufacturing organizations are required to continue to provide KHK, its Affiliates or its Sublicensees with reasonable assistance to facilitate the practice of such Manufacturing rights after the API Technology Transfer is complete, KHK shall reimburse Ardelyx for [***] at an FTE rate of US $[***] per FTE and with an hourly FTE basis of $US [***] per hour).
Section 5.06 Other Supply. Notwithstanding anything to the contrary herein, KHK shall not supply Licensed Compound or Licensed Products to any Third Party for any Third Party use, other than to Develop and Commercialize Licensed Products in compliance with this Agreement. In addition, KHK shall not license any Third Party (other than a Sublicensee or other sublicensee consistent with the terms and conditions of this Agreement) to make or have made Licensed Compounds or Licensed Products, except to carry out the provisions of this Article V.
Section 5.07 Supply of Backup Licensed Compound. In the event that KHK Exploits a Licensed Product which contains a Backup Licensed Compound in the Territory, both Parties shall discuss the supply of such Licensed Product or Backup Licensed Compound in good faith. If Ardelyx decides not to supply such Licensed Product or Backup Licensed Compound to the Territory, KHK shall be entitled to assume responsibility for the Manufacture of such Licensed

Product and Backup Licensed Compound. In the event that Ardelyx has commenced any Manufacturing efforts with respect to such Licensed Product or Backup Compound, Ardelyx shall conduct Technology Transfer to KHK in accordance with Section 5.03 and Section 5.05.
ARTICLE VI.
CONSIDERATION
Section 6.01 Upfront. As payment for the rights and licenses granted to KHK by Ardelyx under this Agreement, KHK shall pay to Ardelyx a nonrefundable one-time upfront payment of 30 million U.S. dollars (U.S. $30,000,000) within [***] ([***]) days after the Effective Date. The upfront payment shall not be creditable against any other payments KHK is obligated to make to Ardelyx under this Agreement.
Section 6.02 Milestone Payments.
(a) KHK shall make the following one-time, nonrefundable milestone payments to Ardelyx within [***] ([***]) days following the first achievement of each of the following milestone events for a Licensed Product, subject to the limitations and additional provisions set forth below in this Section 6.02:

Milestone Event for a Licensed Product	Milestone Number	Milestone Payment
[***]	1	USD [***]
[***]	2	USD [***]
[***]	3	USD [***]
[***]	4	USD [***]
[***]	5	USD [***]
[***]	6	USD [***]
[***]	7	USD [***]
The milestones for the [***] (Milestone Number [***]) shall not apply to the [***] if [***]. In such case, the [***] shall trigger Milestone Numbers [***], and the next indication pursued by KHK that is not subject to exceptions set forth herein shall trigger Milestone Numbers [***]). With respect to [***], Milestone Numbers [***]) shall not apply if (i) [***], or (ii) [***], or (iii) [***]. For clarity, Milestones [***] shall each be paid once before the obligation to pay milestones under this Section 6.02(a) expires, regardless of [***] from the milestone obligations.
(b) With respect to the milestones set forth in Section 6.02(a), it is the intention of the Parties that each preceding milestone will be earned before the subsequent milestone is earned,

and that no milestones shall be skipped. For example, [***] KHK shall pay Ardelyx both milestone 01 and milestone 02 when milestone 02 is earned.
(c) Each of the milestones set forth in Section 6.02(a) eligible to be earned individually.
(d) Notwithstanding anything else set forth herein, none of the milestone payments set forth in Section 6.02(a) (i.e., none of milestones number 01 through 07) shall be payable more than once irrespective of the number of Licensed Products or indications that have achieved the relevant milestone events set forth in Section 6.02(a), in which such milestone events have been achieved.
(e) No payments pursuant to Section 6.02(a) shall be creditable against any other payments KHK is obligated to make to Ardelyx under this Agreement.
Section 6.03 Sales Related Milestones.
(a) KHK shall make the following one-time, nonrefundable milestone payments to Ardelyx within [***] ([***]) days following the first achievement of each of the following milestones, subject to the limitations and additional provisions set forth below in this Section 6.03.

Milestone Event	Milestone Payment
[***]	[***] ([***]) Japanese Yen
[***]	[***] ([***]) Japanese Yen
[***]	[***] ([***]) Japanese Yen
[***]	[***] ([***]) Japanese Yen
[***]	[***] ([***]) Japanese Yen
(b) In the event that more than one of the sales milestones set forth in Section 6.03 is achieved in the same Calendar Year, the payment associated with each sales milestone achieved in such Calendar Year shall be due and payable by KHK to Ardelyx following the end of such Calendar Year.
(c) Notwithstanding anything else set forth herein, no milestone payment pursuant to Section 6.03 shall be made more than once.
(d) No payments pursuant to Section 6.03 shall be creditable against any other payments KHK is obligated to make to Ardelyx under this Agreement.
Section 6.04 Royalties.
(a) Subject to the provisions set forth below in Section 6.04(b) through Section 6.04(e), and Section 6.05, KHK shall pay to Ardelyx a royalty on aggregate Annual Net Sales of the Licensed Products made by KHK, its Affiliates, or its Sublicensees at a rate of [***] ([***]%).

(b) Sales between KHK, its Affiliates and Sublicensees shall not be subject to royalties hereunder. Royalties shall be calculated on KHK’s, its Affiliates’ and Sublicensees’ sales of the Licensed Products to a Third Party, including Distributors (but excluding for the avoidance of doubt Sublicensees).
(c) If, at any time, a Generic Product receives Regulatory Approval then (i) the royalties that would otherwise have been payable on Net Sales of such Licensed Product in the Territory under this Agreement shall be reduced to [***] percent ([***]%) effective as of the first day of the first Calendar Quarter following the Calendar Quarter in which the NHI Price of the Licensed Product is reduced to a NHI Price being less than [***] percent ([***]%) of the NHI Price in effect immediately prior to the launch of the Generic Product, and (ii) to [***] percent ([***]%) effective as of the first day of the first Calendar Quarter following the Calendar Quarter in which the NHI Price of the Licensed Product is reduced to a NHI Price being less than [***] percent ([***]%) of the NHI Price in effect immediately prior to the launch of the Generic Product.
(d) KHK’s s obligation to pay royalties due under this Section 6.04 shall commence with respect to each separate Licensed Product, on the date of the First Commercial Sale of such Licensed Product in the Territory and shall expire with respect to such Licensed Product, at the latest of: (i) the [***] ([***]) anniversary of the First Commercial Sale of such Licensed Product in the Territory, (ii) the date on which there is no longer a Valid Claim that covers the Exploitation of the Licensed Product or the Licensed Compound contained within such Licensed Product in the Territory, and (iii) the expiration of all Regulatory Exclusivities associated with the indication of [***] for such Licensed Product in the Territory; provided that in the event that the only Valid Claim that claims the Licensed Product is a [***], the royalty that would otherwise have been payable on Net Sales of such Licensed Product shall be reduced to [***] percent ([***]%) subject to the reduction of the Third Party Compensation set out in Section 6.04(e). At such time as KHK’s obligation to pay royalties under this Section 6.04 have expired with respect to a Licensed Product, the license granted to KHK under Section 2.01 shall automatically, and without further action on the part of Ardelyx or KHK, become non-exclusive, fully-paid, irrevocable and perpetual with respect to such Licensed Product and the Net Sales of such Licensed Product shall be excluded from royalty calculations under this Section 6.04 (including for purposes of applying thresholds and ceilings) and shall be excluded from the sales milestones set forth in Section 6.03.
(e) If, during the Term, (i) KHK obtains a license to Exploit any Third Party Patent in the Territory that (i) [***] required for KHK to Develop, Manufacture and Commercialize the Lead Licensed Compound or the Lead Licensed Product (as Manufactured and formulated by Ardelyx prior to the transfer of the responsibility to KHK for the Manufacture of Lead Licensed Product and with regard to the Lead Licensed Compound prior to the exercise of the Manufacturing Option, if such exercise occurred) in accordance with the terms of this Agreement [***], and (ii) which [***] would, in the absence of such license, be infringed by the Development, Manufacture or Commercialization of the Licensed Compound or the Licensed Product (as Manufactured and formulated by Ardelyx prior to the transfer of the responsibility to KHK for the Manufacture of the Lead Licensed Product and with regard to the Lead Licensed Compound prior to the exercise of the Manufacturing Option, if such exercise occurred) in the Territory [***], (iii) KHK does not have any other [***] alternatives available to avoid such infringement, and (iv) KHK is required to pay to such Third Party a royalty, milestone payments or other monetary compensation in consideration for the grant of such license (“Third Party Compensation”), then for the period during which KHK owes royalties to Ardelyx hereunder, the amounts that would otherwise have been payable as royalties to Ardelyx under this Agreement shall be reduced by [***] Third Party Compensation payable by or on behalf of KHK to such Third Party; provided, however, that in no event shall the amount of the royalties payable by KHK to Ardelyx be reduced by more than [***] percent ([***]%).
Section 6.05 Combination Products. In the event Ardelyx is entitled to receive royalties under this Agreement from any Licensed Product sold in the form of a Combination Product in the Territory, then Net Sales for such Combination Product shall be calculated by multiplying the actual Net Sales of such Combination Product in the Territory by the fraction A/(A+B), where A is the [***] price (“[***] Price”) in the Territory of a Licensed Product, containing the same amount of Licensed Compound as the sole active ingredient as the Combination Product in question (a “Comparable Licensed Product”), if sold separately, and B is the [***] price in the Territory of the ready for sale form of a product containing the same amount of the other therapeutically active ingredient(s) in the Combination Product that are not Licensed Compounds (the “Other Ingredients”), if sold separately. If the Other Ingredients are not sold separately in the Territory, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the standard sales price in the Territory of a Comparable Licensed Product, if sold separately, and C is the standard sales price of the Combination Product in the Territory. If a Comparable Licensed Product is not sold separately, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction (C-B)/C, where B is the [***] price in the Territory of the Other Ingredients and C is the [***] price in the Territory of the Combination Product. For the purpose of the above, the NHI price for a Comparable Licensed Product and for each Other Ingredient shall be for a quantity comparable to that used in the Combination Product in question and of the same class, purity and potency. If neither a Comparable Licensed Product nor the Other Ingredients are sold separately in the Territory, Net Sales for the purposes of determining royalties of such Combination Product shall be determined by the Parties on the basis of a fair market value of such Comparable Licensed Product and Other Ingredient to be negotiated by the Parties in good faith, taking into account costs, overheads and profit of the relevant Licensed Compound(s), the Other Ingredients and the Combination Product. For purposes of the calculations set forth in this Section 6.05, prior to the First Commercial Sale of a Combination Product, the JDC shall discuss the calculations set forth herein, including the standard sale prices to be used in such calculation.
Section 6.06 Sales by Sublicensees. In the event KHK grants sublicenses to one or more Sublicensees to make or sell Licensed Products to the extent permitted hereunder, such sublicenses shall include without limitation an obligation for the Sublicensee to account for and report its Net Sales of such Licensed Products on the same basis as if such sales were Net Sales by KHK, and KHK shall pay royalties and sales milestones to Ardelyx as if the Net Sales of the Sublicensee were Net Sales of KHK.
Section 6.07 Royalty Payments and Report. The royalties payable under Section 6.04 shall be calculated quarterly as of the last day of March, June, September and December respectively for the Calendar Quarter ending on that date. KHK shall deliver to Ardelyx a report summarizing the Net Sales of Licensed Products during each Calendar Quarter following the First

Commercial Sale of a Licensed Product in the Territory. A draft of such report shall be provided within [***] ([***]) days the end of each Calendar Quarter for which royalties are due from KHK to allow Ardelyx to estimate its royalty payments from KHK. A final report shall be delivered within [***] ([***]) days following the end of each Calendar Quarter for which royalties are due from KHK. Any royalties payable to Ardelyx or its designee under this Agreement shall be paid on the due date for the report in the foregoing sentence of this Section 6.07.
Section 6.08 Taxes.
(a) The royalties, milestones and other amounts payable by KHK to Ardelyx pursuant to this Agreement (“Payments”) shall not be reduced on account of Taxes unless required by Applicable Laws. KHK shall deduct or withhold from the Payments any Taxes that it is required by Applicable Laws to deduct or withhold. Notwithstanding the foregoing, if Ardelyx is entitled (whether under any applicable tax treaty or otherwise under Applicable Laws) to a reduction in the rate of, or the elimination of, withholding Tax, it may deliver to KHK or the appropriate governmental authority (with the assistance of KHK to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve KHK of its obligation to withhold Tax, and KHK shall apply the reduced rate of withholding, or dispense with withholding, as the case may be. If, in accordance with the foregoing, KHK withholds any Tax, it shall make timely payment to the proper Tax Authority of the withheld Tax, in accordance with Applicable Laws, and send to Ardelyx proof of such payment as soon as reasonably practicable following that payment. KHK agrees to take reasonable and lawful efforts to minimize such Taxes to Ardelyx. KHK shall cooperate with Ardelyx as reasonably requested in any claim for refund or application to any Tax Authority. If KHK intends to withhold Tax from any Payment, KHK shall inform Ardelyx reasonably in advance of making such Payment to permit Ardelyx an opportunity to provide Japanese forms or information or obtain Japanese Tax Authority approval as may be available to reduce or eliminate such withholding. If Ardelyx desires, it may request cooperation from KHK in any claim for refund or application to the Japanese Tax Authority.
(b) Notwithstanding anything to the contrary herein, if (i) KHK redomiciles or assigns its rights or obligations under this Agreement, (ii) as a result of such redomiciliation or assignment, KHK (or its assignee) is required by Applicable Law to withhold taxes, or such redomiciliation or assignment results in the imposition of Indirect Taxes that were not otherwise applicable, from or in respect of any amount payable under this Agreement, and (iii) such withholding taxes or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable but for such redomiciliation or assignment, then any such amount payable to Ardelyx pursuant to this Agreement shall be increased to take into account such withholding taxes or Indirect Taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable) and/or paying such Indirect Taxes, as the case may be, Ardelyx receives an amount equal to the sum it would have received had no such increased withholding been made and no such Indirect Taxes had been imposed. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding tax or Indirect Taxes would not have been imposed but for the assignment by Ardelyx of its rights or obligations under this Agreement or the redomiciliation of Ardelyx outside of the United States, to the extent such assignment or redomiciliation occurs after the redomiciliation or assignment by KHK described in the first sentence of this (a). Solely for purposes of this (a), a

Party’s “domicile” shall include its jurisdiction of incorporation or tax residence and a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.
(i) Notwithstanding anything to the contrary contained in this Section 6.08(b) or elsewhere in this Agreement, the following shall apply with respect to Indirect Taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, KHK shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice issued by Ardelyx in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate or at the time such Indirect Taxes are required to be collected by Ardelyx, in the case of payment of Indirect Taxes to Ardelyx. The Parties shall issue invoices for all goods and services supplied under this Agreement consistent with Indirect Tax requirements, and to the extent any invoice is not initially issued in an appropriate form, KHK shall promptly inform Ardelyx and shall cooperate with Ardelyx to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with Indirect Tax requirements.
Section 6.09 Payments or Reports by Affiliates. Any Payment required under any provision of this Agreement to be made to Ardelyx or any report required to be made by KHK shall be made by an Affiliate of KHK if such Affiliate is designated by KHK as the appropriate payer or reporting entity.
Section 6.10 Mode of Payment. All payments set forth in this Article VI shall be remitted by wire transfer to the bank account of Ardelyx in the United States as designated in writing to KHK.
Section 6.11 Payment Currency. Payments by KHK under this Agreement shall be paid to Ardelyx in the currency in which the payments are expressed in this Agreement.
Section 6.12 Imports. For the avoidance of doubt, the Parties acknowledge and agree that none of the milestones or royalties payable under this Agreement are related to the license (or right) to import or any import of Licensed Products. KHK shall be responsible for any import clearance, including payment of any import duties and similar charges, in connection with any Licensed Products or Licensed Compounds transferred to KHK under this Agreement. The Parties shall co-operate in accordance with Applicable Laws to ensure where permissible that no import duties are paid on imported materials. Where import duties are payable, the Parties shall co-operate to ensure that the Party responsible for shipping values the materials in accordance with Applicable Laws and minimizes where permissible any such duties and any related import taxes that are not reclaimable from the relevant authorities.
Section 6.13 Discounted Sales. In the event that one or more Licensed Products is included as part of a package of products offered to customers of KHK, and discounts on packages including Licensed Products are offered independently in the Territory, KHK shall not discount the price of the Licensed Products sold as part of a package unreasonably compared to the discount KHK offers on prices of the other products included in such package.

ARTICLE VII.
CONFIDENTIALITY
Section 7.01 Confidentiality. The Parties agree that the Party receiving Confidential Information disclosed by or on behalf of the other Party pursuant to this Agreement, unless it has obtained the prior written consent of the other Party, shall, and shall cause its officers, directors, employees, agents, Affiliates, licensees, Sublicensees and other sublicensees to keep confidential and not publish or otherwise disclose or use for any purpose other than to conduct its activities under this Agreement or otherwise as expressly authorized or licensed by this Agreement any Confidential Information furnished to it by or on behalf of the other Party pursuant to this Agreement.
Section 7.02 Exceptions. Notwithstanding the foregoing, the obligations set forth in Section 7.01 shall not apply in respect of Confidential Information to the extent that it can be established by the receiving Party that such Confidential Information:
(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of its disclosure to the receiving Party;
(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
(c) was independently developed without use of the disclosing Party’s information, as evidenced by contemporaneous written records;
(d) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party and other than through any act or omission of the receiving Party in breach of this Agreement; or
(e) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.
Section 7.03 Receipt of Third Party Information. Neither Party shall knowingly receive documents relating to Licensed Products or Licensed Compounds under an obligation of confidentiality to Third Parties that require the Party receiving such documents to withhold access to the other Party and without such Party’s written consent.
Section 7.04 Exceptional Disclosure. Each Party may disclose Confidential Information without the prior written consent of the other Party to the extent that such disclosure is:
(a) made to a patent office for the purposes of filing or enforcing a Patent as permitted in this Agreement, provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;
(b) made by a Party or its Affiliates, Distributors, licensees, Sublicensees or other sublicensees, to Regulatory Health Authority for the purposes of any filing, application or request for Regulatory Approval for Licensed Compounds or Licensed Products as permitted in this Agreement;
(c) made to investment bankers, financial advisors, or actual or potential investors, licensees, or sublicensees hereunder, contractors or subcontractors hereunder or acquirers of all or substantially all of the assets to which this Agreement relates; provided that with respect to disclosures as per subsection (c), the Party making such disclosures shall ensure that each Third Party recipient is bound by obligations of confidentiality no less restrictive than those contained in this Agreement and shall be liable to the other Party for any breach of such confidentiality obligations by the relevant recipient.
Section 7.05 Legally Compelled Disclosure.
Each Party may disclose, without the prior written consent of the other Party, Confidential Information required by law, order, or regulation of a government agency or a court of competent jurisdiction, or by the rules of a securities exchange, provided that the Party required to make such disclosure shall give the other Party reasonable advance notice of and an opportunity to comment on any such required disclosure in order for the disclosing party (who controls the Confidential Information) to have sufficient time to seek protective orders or any available limitations on or exemptions from such disclosure requirement where applicable and practicable;
Section 7.06 Survival. This Article VII (other than Section 7.03) shall survive the termination or expiration of this Agreement for a period of (i) [***] ([***]) years if termination occurs prior to the First Commercial Sale of the Lead Licensed Product, (ii) [***] ([***]) years if the termination occurs after the First Commercial Sale of the Lead Licensed Product and less than [***] ([***]) years after the First Commercial Sale of the Lead Licensed Product, or (ii) [***] ([***]) years if the termination or expiration occurs [***] ([***]) or more years after the First Commercial Sale of the Lead Licensed Product.
Section 7.07 Termination of Prior Agreements. This Agreement supersedes, in the relationship between the Parties hereunder, the Confidentiality Agreement between Ardelyx and KHK dated as of April 14, 2017, the Three-Way Confidentiality Agreement among Ardelyx, KHK and Patheon dated as of October 30, 2017, the Three-Way Confidentiality Agreement among Ardelyx, KHK and Hovione dated as of November 3, 2017, and the Three-Way Confidentiality Agreement among Ardelyx, KHK and Dottikon dated as of November 3, 2017 (the “CDA”). All Information exchanged between the Parties under the CDA shall be deemed Confidential Information and shall be subject to the terms of this Article VII, and shall be included within the definitions of Licensed Know-How and KHK [***] Know-How, only if applicable.
Section 7.08 Publications. Except as required by law, each Party agrees that it shall not publish or publicly present any information relating to Licensed Compounds or Licensed Products in the Field, excluding marketing materials such as presentation materials or leaflets, (a) without the opportunity for prior review by the other Party and (b) other than in compliance with this Section 7.08. Each Party shall provide to the other Party the opportunity to review any proposed publications or presentations (i) to be made at medical conference but limited to abstracts or manuscripts; (ii) other than (i) described hereabove that relate to Licensed Compounds or Licensed Products in the Field as early as reasonably practical, but at least in the case of (i) above [***]

([***]) days, and in the case of (ii) above [***] ([***]) days prior to their intended submission for publication or presentation (collectively the “Review Period”) and such submitting Party agrees, upon written request from the other Party within the Review Period , not to submit such abstract or manuscript for publication or to make such presentation until the other Party agrees, which agreement shall not be unreasonably withheld. The other Party shall have in the case of (i) above [***] ([***]) days, and in the case of (ii) above [***] ([***]) days after its receipt of any such publication or presentation to notify the submitting Party in writing of any specific objections to the intended publication or presentation. Each Party shall, in any such publication or presentation, delete from the proposed disclosure any Confidential Information of the other Party. Additionally, if the other Party notifies the submitting Party within the Review Period that the other Party objects to such disclosure on the basis that a patent application claiming information contained in such disclosure should be filed prior to such disclosure, the submitting Party agrees to reasonably delay disclosure of the relevant information, for up to [***] ([***]) days after the other Party’s timely notification of its objection as per the above, or until such application has been filed, if earlier. Once any such abstract or manuscript is accepted for publication or presentation, the submitting Party may use only the same subject matter in whole or in part, in another publication or presentation under this Section 7.08, provided that the wording used in such new publication or presentation does not go beyond the scope of the subject matter disclosed in the previously approved publication or presentation. Notwithstanding the above, the obligations of this Section 7.08 shall not apply to publications and/or presentations that have been submitted by Ardelyx prior to the Effective Date.
ARTICLE VIII.
OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS
Section 8.01 Disclosure. During the Term, the Parties shall promptly disclose to one another all Joint Technology and Sole Program Know-How (whether patentable or not).
(a) Ownership. Inventorship of all inventions and other Know-How conceived or first made after the Effective Date in the course of the Parties’ performance under this Agreement shall be determined in accordance with the laws of inventorship of the United States. Subject to the licenses granted in Article II and to the other provisions of this Agreement, all such inventions and other Know-How invented by employees or independent contractors of one Party (“Sole Program Know-How”) shall be solely owned by the inventing Party, and any inventions and Know-How that are invented jointly by employees or independent contractors of each Party shall be owned jointly by the Parties (“Joint Know-How”). For clarity, Ardelyx’s Development and Commercialization of a Licensed Compound or Licensed Product outside of the Field and/or outside of the Territory shall not be activities performed in the course of Ardelyx’s performance under this Agreement, and any inventions and other Know-How conceived or first made during the course of such Development and Commercialization shall be Ardelyx [***] Technology rather than Sole Program Know-How owned by Ardelyx.
(b) To the extent permissible under Applicable Laws, each Party shall cause each employee and contractor conducting work on such Party’s behalf under this Agreement to sign a contract that (i) compels prompt disclosure to such Party of all inventions and Know-How conceived or reduced to practice by such employee or contractor during any performance under this Agreement, (ii) automatically assigns to such Party all right, title and interest in and to all such inventions and Know-How and all Intellectual Property Rights therein, and (iii) obligates such persons to similar obligations of confidentiality as set forth in this Agreement. Each Party shall require each employee and contractor conducting work on such Party’s behalf under this Agreement to maintain records in sufficient detail and in a good scientific manner appropriate for regulatory purposes and purposes of pursuing Patent protection on inventions to properly reflect all work done
Section 8.02 Prosecution and Maintenance of Patent Rights.
(a) Ardelyx. “Ardelyx Controlled Patents” shall collectively include Licensed Patents, Ardelyx [***] Patents and Joint Patents. Ardelyx (or with respect to Ardelyx [***] Patents, Ardelyx or its licensor) shall be primarily responsible for and control the worldwide preparation, filing, prosecution (including without limitation conducting any interferences, oppositions, reissue proceedings, reexaminations and patent term extensions) and maintenance of the Ardelyx Controlled Patents; provided that with respect to all Ardelyx Controlled Patents, other than Ardelyx [***], Ardelyx shall provide KHK with advance copies of, and a reasonable opportunity to comment upon, proposed patent filings, related prosecution strategies and proposed correspondence with patent officials or patent attorneys, all to the extent in the Territory and relating to any Ardelyx Controlled Patents (other than the Ardelyx [***]), and shall consider comments received from KHK with respect to such proposed filings, strategies and correspondence in the Territory in good faith and shall not unreasonably reject such comments. Ardelyx agrees to discuss in good faith any changes reasonably requested by KHK to such filings, strategies and correspondence in the Territory promptly upon their being received.
(b) KHK. “KHK Controlled Patents” shall collectively include KHK Sole Invention Patents and KHK [***] Patents. KHK (or with respect to KHK [***] Patents, KHK or its licensor) shall be primarily responsible for and control the worldwide preparation, filing, prosecution (including without limitation conducting any interferences, oppositions, reissue proceedings, reexaminations and patent term extensions) and maintenance of the KHK Controlled Patents; provided that KHK with respect to all KHK Controlled Patents, other than KHK [***], KHK shall provide Ardelyx with advance copies of, and a reasonable opportunity to comment upon, proposed patent filings, related prosecution strategies and proposed correspondence with patent officials or patent attorneys, and shall consider comments received from Ardelyx with respect to such proposed filings, strategies and correspondence in good faith and shall not unreasonably reject such comments. KHK agrees to discuss in good faith any changes reasonably requested by Ardelyx to such filings, strategies and correspondence promptly upon their being received.
(c) The Party responsible for prosecuting Patents pursuant to Section 8.02(a) or Section 8.02(b) shall provide all documentation it is required to provide pursuant to such Sections so as to provide the other Party a reasonable opportunity to review and comment thereon in advance of filing. A Party providing comments in accordance with Section 8.02(a) or Section 8.02(b) shall provide such comments expeditiously and in any event in reasonably sufficient time to meet any filing deadline communicated to it by the other Party that is consistent with the preceding sentence. The Party receiving any such patent application and correspondence shall maintain such information in confidence pursuant to Article VII, except (for the avoidance of doubt) for patent applications that have been published and official correspondence that is publicly available.

(d) Other than as set forth in Section 8.02(e) or (f) below, after the Effective Date, the Party prosecuting patent applications and maintaining Patents pursuant to this Section 8.02(d) shall be solely responsible for all costs and expenses associated with the filing, prosecution and maintenance of such Patents.
(e) If Ardelyx (or in the case of Ardelyx [***] Patents, Ardelyx and/or Ardelyx’s licensor (for the avoidance of doubt in any case in this Article VIII, Ardelyx’s licensee might be Ardelyx’s licensor)) decide not to file, prosecute or maintain Ardelyx Controlled Patents in the Territory, Ardelyx shall give KHK reasonable notice to that effect sufficiently in advance of any deadline for any filing with respect to such Patent to permit KHK to carry out such activity (but with respect to Ardelyx [***] Patents only to the extent that the Patent is an Ardelyx [***] Patent). After receiving such notice, KHK may elect by written notice to Ardelyx within [***] ([***]) days after receiving such notice from Ardelyx, to file, prosecute and maintain the relevant Patent in the Territory, at its sole cost and expense; provided, however, that the claims of the Patent being filed, prosecuted or maintained by KHK shall be limited to claims within the Field and KHK shall not file, prosecute or maintain claims that are outside of the Field without the prior written consent of Ardelyx. For the avoidance of doubt, where Ardelyx is in receipt of an official action with a shortened response deadline of [***] ([***]) days or less, Ardelyx shall communicate such notice to KHK as soon as possible and KHK make its election (pursuant to the foregoing sentence) no later than [***] ([***]) days prior to the deadline. If KHK does so elect, then Ardelyx shall cooperate with KHK as necessary to enable KHK to file, prosecute or maintain such Patent, including the execution and filing of appropriate instruments and to facilitate the transition of such patent activities to KHK.
(f) If KHK (or in the case of KHK [***] Patents, KHK and/or KHK’s licensor (for the avoidance of doubt in any case in this Article VIII, KHK’s Sublicensee might be KHK’s licensor)) decide not to file, prosecute or maintain KHK Controlled Patents in the Territory or outside of the Territory, KHK shall give Ardelyx reasonable notice to that effect sufficiently in advance of any deadline for any filing with respect to such Patent to permit Ardelyx, or its licensees in the territories where KHK has decided not to file, prosecute or maintain KHK Controlled Patents, to carry out such activity (but with respect to KHK [***] Patents only to the extent that the Patent is a KHK [***] Patent). After receiving such notice, Ardelyx may elect by written notice to KHK within [***] ([***]) days after receiving such notice from KHK, to file (or to permit its licensee to file), prosecute and maintain the relevant Patent in the Territory and/or outside of the Territory, at its sole cost and expense. For the avoidance of doubt, where KHK is in receipt of an official action with a shortened response deadline of [***] ([***]) days or less, KHK shall communicate such notice to Ardelyx as soon as possible and Ardelyx make its election (pursuant to the foregoing sentence) no later than [***] ([***]) days prior to the deadline. If Ardelyx (on its behalf, or that of its licensee) does so elect, then KHK shall cooperate with Ardelyx and/or its licensee as necessary to enable Ardelyx and/or its licensee to file, prosecute or maintain such Patent, including the execution and filing of appropriate instruments and to facilitate the transition of such patent activities to Ardelyx and/or its licensee.
(g) In any event, KHK shall not finally abandon any KHK [***] without the prior written notice to Ardelyx. Additionally, KHK shall not assign any KHK [***] to either its Affiliates or any Third Party unless such Affiliate or any Third Party agrees in writing that the assignment of any such Patent shall be subject to the rights granted to Ardelyx under this Agreement.
(h) In any event, Ardelyx shall not finally abandon any Ardelyx [***] or Ardelyx Sole Invention [***] without the prior written notice to KHK. Additionally, Ardelyx shall not assign any Ardelyx [***] or Ardelyx Sole Invention [***] to either its Affiliates or any Third Party unless such Affiliate or any Third Party agrees in writing that the assignment of any such Patent shall be subject to the rights granted to KHK under this Agreement.
Section 8.03 Third Party Patent Rights. Except as otherwise provided in Article IX, neither Party makes any warranty with respect to the validity, perfection, or dominance of any Patent or proprietary right or with respect to the absence of rights in Third Parties which may be infringed by the manufacture or sale of any Licensed Compound or Licensed Product. Each Party agrees to bring to the attention of the other Party any Third Party Patent it discovers, or has discovered, and which relates to the subject matter of this Agreement.
Section 8.04 Enforcement Rights.
(a) Infringement by Third Parties.
(i) The Party first having knowledge that any (x) Ardelyx Controlled Patents or (y) KHK Controlled Patents, in each case, claiming or covering inventions that are necessary or useful to Exploit a Licensed Compound or Licensed Product, is infringed, or misappropriated by a Third Party, or suspected of being infringed or misappropriated by a Third Party shall promptly notify the other Party thereof in writing. Such notice shall set forth the facts of that infringement, misappropriation, or suspected infringement or misappropriation in reasonable detail.
(ii) Ardelyx (or in the case of Ardelyx [***] Patents, Ardelyx and/or Ardelyx’s licensor) shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding or negotiation of any settlements at its expense with respect to any infringement of Ardelyx Controlled Patents, by counsel of its own choice. With respect to actions, proceedings or settlements in the Territory, KHK shall have the right to participate in such action or negotiations at its expense and be represented if it so desires by counsel of its own choice. If necessary, at Ardelyx’s discretion, KHK agrees (i) in any such action in the Territory, and (ii) in any such action outside of the Territory with respect to a Joint Patent, to be joined as a party plaintiff and to give Ardelyx (or Ardelyx’s licensor, as the case may be), reasonable assistance and any needed authority in order for Ardelyx or its licensor to control, file, and to prosecute such action, at Ardelyx’s expense. If Ardelyx or its licensor, as the case may be, elects not to institute and prosecute an action or proceeding or to conduct such negotiation to abate such infringement, within a period of [***] ([***]) days after both Parties become aware of the infringement or suspected infringement, then Ardelyx shall discuss with KHK the reasons for this decision. KHK shall then have the right, but not the obligation, to institute, prosecute, and control any such action in the Territory at its expense (but with respect to Ardelyx [***] Patents or Ardelyx Sole Invention Patents, only to the extent that the Patent is an Ardelyx [***] [***] Patent or Ardelyx Sole Invention [***] Patent). In such case, Ardelyx, [***] shall give KHK any needed authority in order for KHK to control, file, and prosecute the suit as may be necessary; provided, however, that Ardelyx, or Ardelyx and/or its licensor (if the licensor is the owner of such Patent but only to the extent a co-party with Ardelyx) shall have the right to participate at its expense in such action as a party plaintiff(s) and be represented if it so desires by counsel of its own choice. No settlement or consent judgment or other voluntary final disposition of a suit in the Territory under this Section 8.04(a)(ii) may be entered into without the consent of Ardelyx and KHK, which consent shall not be withheld, delayed or conditioned unreasonably. If a Japanese court denies KHK’s request for an injunction, provisional order or other legal actions brought pursuant to KHK’s right to control a legal action under this Section 8.04(a)(ii) for lack of standing, Ardelyx shall, upon KHK’s reasonable request and under KHK’s direction, file for an injunction, provisional order or other legal actions by counsel of KHK’s choice, at the sole cost and expense of KHK. Ardelyx shall not grant a registered exclusive license (a senyo jisshiken under Section 77 of the Japanese Patent Law) in the Territory to any Third Party with respect to the Ardelyx Controlled Patents.
(iii) KHK (or in the case of KHK [***] Patents, KHK and/or KHK’s licensor) shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding or negotiation of any settlements at its expense with respect to any infringement of KHK Controlled Patents, by counsel of its own choice with Ardelyx (or, with respect to actions or proceedings or negotiations outside of the Territory, Ardelyx, or Ardelyx and its licensees in such territory where the infringement is alleged to have occurred) having the right to participate in such action or negotiations at its or their own expense and be represented by counsel of its or their own choice. If necessary, at KHK’s discretion, Ardelyx agrees in any such action to be joined as a party plaintiff and to give KHK reasonable assistance and any needed authority in order for KHK to control, file, and to prosecute such action, at KHK’s expense. If KHK elects not to institute and prosecute an action or proceeding or to conduct such negotiation to abate such infringement, within a period of [***] ([***]) days after both Parties become aware of the infringement or suspected infringement, then KHK shall discuss with Ardelyx the reasons for this decision. Ardelyx (or in the case of alleged infringement outside of the Territory, Ardelyx and/or its licensees in such territories where the infringement is alleged to have occurred) shall then have the right, but not the obligation, to institute, prosecute, and control any such action at its expense (but with respect to KHK [***] Patents, only to the extent Patent is a KHK [***] Patent). In such case, KHK, [***] shall give Ardelyx (or its licensee, as the case may be) any needed authority in order for Ardelyx or its licensee to control, file, and prosecute the suit as may be necessary; provided, however, that KHK shall have the right to participate at its expense in such action as a party plaintiff and be represented if it so desires by counsel of its own choice. No settlement or consent judgment or other voluntary final disposition of a suit (i) in the Territory under this Section 8.04(a)(iii) may be entered into without the consent of Ardelyx and KHK, which consent shall not be withheld, delayed or conditioned unreasonably, and (ii) outside of the Territory under this Section 8.04(a)(iii) may entered into without the consent of Ardelyx, and KHK, which consent shall not be withheld, delayed or conditioned unreasonably.
(iv) With respect to any proceeding, negotiation or settlement with respect to an alleged infringement within or outside of the Territory, any and all costs that are incurred by a Party bringing suit in the exercise of rights under Section 8.04(a)(ii) and (iii) (including without limitation the internal costs and expenses specifically attributable to such suit) shall be reimbursed first out of any damages or other monetary awards recovered in favor of the Parties. If such recovery is insufficient to reimburse the costs of KHK, KHK’s licensor, Ardelyx and Ardelyx’s licensor or licensee, if applicable, then [***].
(v) With respect to any proceeding, negotiation or settlement with respect to an alleged infringement within or outside of the Territory, any damages remaining after all costs have been reimbursed pursuant to Section 8.04(a)(iv) above, shall be allocated as follows:

Type of Patent	Where Suit Occurs	Party Bringing Suit in the Exercise of its Rights under this Article 8, whether as a first right or a second right	Split of Remaining Damages
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]

(b) Defense and Settlement of Third Party Claims Against Licensed Products. If a Third Party asserts that a Patent or other right owned by it is infringed by the Development, Manufacture, or Commercialization of any Licensed Compound or Licensed Product in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party written notice of such claim and the related facts in reasonable detail. In such event, Ardelyx shall have the first right, but not the obligation to defend and control the defense of such claim at its own expense, using counsel of its own choice. KHK shall have the right to participate in such defense and to be represented in any such action by counsel of its selection at its sole discretion and at its expense. If Ardelyx elects not to defend or control the defense of such claim within a period of [***] ([***]) days, KHK may conduct and control the defense of such claim at its own expense. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim. The Party that controls the defense of a given claim with respect to a Licensed Product, shall also have the right to control settlement of such claim; provided, however, that no settlement of any action or suit in the Territory shall be entered into without the written consent of the other Party, which consent shall not be withheld, delayed or conditioned unreasonably.
(c) Settlement of Third Party Claims for Infringement in the Territory; Payment of Third Party Royalties. If a Third Party asserts that a Patent or other right owned by it is infringed by the Development, Manufacture, or Commercialization or other Exploitation of any Licensed Compound or Licensed Product in the Territory, and as a result of settlement procedures or litigation under (b), KHK is required to pay the Third Party a royalty or make any payment of any kind for the right to Exploit a Licensed Product in the Territory, [***].
(d) Oppositions by Parties. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, reexamination, or other attack upon the validity, title, or enforceability of any Patents Controlled by a Third Party in the Territory or in a country where the a Licensed Compound or a Licensed Product is Manufactured that claim the Manufacture, use, or sale or other Exploitation of any Licensed Compound or Licensed Product, such Party shall so notify the other Party in writing, and the Parties shall promptly confer to discuss whether to bring such action or the manner in which to settle such action and Ardelyx shall be entitled to determine the matter after having taken any reasonable views presented by KHK into due consideration. The Party not bringing an action under this (d) shall be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and shall otherwise cooperate fully with the Party bringing such action at the other Party’s expense.
(e) Oppositions by Third Parties. If any Patent becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, or other attack upon the validity, title, or enforceability thereof in the Territory, then the Party having the right to prosecute such Patent at such time pursuant to Sectio 8.02(b) shall control such defense, at its sole cost. The prosecuting Party shall permit the non-prosecuting Party, and in the case of an Ardelyx [***] Patent, Ardelyx’s licensor [***], to participate in the proceeding to the extent permissible under law, and to be represented by its own counsel in such proceeding, at the non-prosecuting Party’s expense. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third Party action at its own expense. Any awards or amounts received in defending any such Third Party action shall be allocated [***]. Any recoveries obtained in such action shall be shared, as set forth in Section 8.04(a)(v).
(f) Protective Order. If, in any action brought pursuant to this Section 8.04 any information is the subject of a protective order that may be reviewed by counsel only, the Parties shall endeavor to structure such protective order so as to enable their respective internal counsel to be included as permitted reviewers of such information.
Section 8.05 Trademarks, Packaging and Labeling.
(a) Selection. Subject to applicable regulatory requirements and on a Licensed Product by Licensed Product basis, KHK shall have the option to (i) select the Trademarks to be used for the marketing and sale of the Licensed Products in the Territory or (ii) license from Ardelyx the Trademarks owned by Ardelyx (“Ardelyx Trademarks”), in each case (i) and (ii), to use in connection with the Commercialization of each Licensed Product (in either case, “Product Trademarks”).
(b) KHK Trademark. If KHK decides to select its own Trademarks for the Commercialization of a Licensed Product (“KHK Trademarks”), KHK shall solely bear the full costs and expense of and be responsible for filing, prosecuting and maintaining all KHK Trademarks. KHK shall, in its sole discretion, protect, defend, and maintain each KHK Trademark for use with Licensed Products in the Territory, and all registrations therefor. Ardelyx shall notify KHK promptly in writing upon learning of any actual, alleged, or threatened infringement of a KHK Trademark used in connection with Licensed Compounds or Licensed Products or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses with respect to Licensed Compounds or Licensed Products. Ardelyx shall cooperate as reasonably requested by KHK in any actions or proceedings brought by KHK to halt the infringement. All of the [***] in bringing, maintaining, and prosecuting any action to maintain, protect, or defend a KHK Trademark (or registration therefor) shall be borne [***]. Any recovery in any such action that is [***].
(c) Ardelyx Trademark.
(i) If KHK decides to license one or more Ardelyx Trademarks to Commercialize a Licensed Product in the Field and in the Territory, KHK shall provide a written notice (“Trademark Notice”) to Ardelyx indicating which such Ardelyx Trademarks it wishes to license from Ardelyx. Upon Ardelyx’s receipt of the Trademark Notice, the Parties shall discuss in good faith a license grant under which Ardelyx would grant KHK a royalty-free (subject to this (c)) license, sublicensable exclusive license to use the Ardelyx Trademarks indicated in the Trademark Notice in the Field and in the Territory during the Term; provided, that in the event KHK wishes to use the Ardelyx Trademark licensed pursuant to this (c) upon expiration of the Term, then KHK shall pay to Ardelyx a royalty on the Annual Net Sales of the applicable Licensed Product made by KHK, its Affiliates, or its Sublicensees at a rate of [***] percent ([***]%).
(ii) Ardelyx shall solely bear the full costs and expense of and be responsible for filing, prosecuting and maintaining all Ardelyx Trademarks. Ardelyx shall, protect,

defend, and maintain each Ardelyx Trademark and all registrations therefor, and file a request for registration of the exclusive right to use the Ardelyx Trademark (tsujyou shiyouken under Section 31 of the Japanese Trademark Law or senyou shiyouken under Section 30 of the Japanese Trademark Law) at the Japan Patent Office if KHK so requests. KHK shall notify Ardelyx promptly in writing upon learning of any actual, alleged, or threatened infringement of a Ardelyx Trademark used in connection with Licensed Compounds or Licensed Products or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses with respect to Licensed Compounds or Licensed Products. Ardelyx shall have the right, but not the obligation, to institute, prosecute and control any action, proceeding or negotiation of any settlements in the Territory with respect to any infringement of Ardelyx Trademarks. KHK shall cooperate as reasonably requested by Ardelyx in any actions or proceedings brought by Ardelyx to halt the infringement. All of the unrecovered costs, expenses, and legal fees (including without limitation internal costs, expenses, and legal fees) in bringing, maintaining, and prosecuting any action to maintain, protect, or defend a Ardelyx Trademark (or registration therefor) shall be borne solely by Ardelyx.
(iii) If an Ardelyx Trademark becomes the subject of any proceeding commenced by a Third Party in connection with an opposition or other attack upon the validity, title, or enforceability thereof in the Territory, then Ardelyx shall have the first right, but not the obligation, to control such defense, at its sole cost. Ardelyx shall permit KHK to participate in the proceeding to the extent permissible under the Applicable Law, and to be represented by its own counsel in such proceeding, at KHK’s expense. If senyou shiyouken is registered and upon KHK’s request, KHK shall control such defense, at its sole cost. Then KHK shall permit Ardelyx to participate in the proceeding to the extent permissible under the Applicable law, and to be represented by its own counsel in such proceeding, at Ardelyx’s expense. Any awards or amounts or recoveries received in defending any such Third Party action shall be allocated based on the percentage of costs incurred by the Parties in defending such action.
(d) KHK shall be responsible for the design and procurement of all packaging (non-commercial and commercial) and labeling of the Licensed Products.
ARTICLE IX.
REPRESENTATIONS, WARRANTIES, AND COVENANTS
Section 9.01 Representations, Warranties, and Covenants.
(a) Each of the Parties hereby represents and warrants to the other Party that:
(i) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery, and performance of the Agreement by such Party does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, Governmental Body, or administrative or other agency having jurisdiction over it;

(ii) it is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Laws, currently in effect, necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals, INDs and similar regulatory authorizations necessary for the Development or Commercialization of the Licensed Compounds and Licensed Products as contemplated hereunder);
(iii) such Party has not, and during the Term shall not, grant any right to any Third Party relating to its respective Patents and Know-How which would conflict with the rights granted to the other Party hereunder;
(iv) such Party shall at all times and in all material respects comply with all Applicable Laws relating to its activities under this Agreement; and
(v) All employees of each Party or its Affiliates performing activities under this Agreement shall be under an obligation to assign all right, title and interest in and to their inventions, Information and discoveries, whether or not patentable, and IPRs therein, to such Party or its Affiliate(s) as the sole owner thereof. The other Party shall have no obligation to contribute to any remuneration of any inventor employed or previously employed by such Party or any of its Affiliates in respect of any such inventions, Information and discoveries and IPRs therein that are so assigned to such Party or its Affiliate(s). Such Party shall pay all such remuneration due to such inventors with respect to such inventions, Information and discoveries and IPRs therein.
(b) Ardelyx represents, warrants and covenants as of the Effective Date to KHK that:
(i) Title; Encumbrances. It has sufficient legal or beneficial title, ownership, rights or license in the Licensed Technology to grant the licenses to KHK described in this Agreement. The Compound Patents and the Additional Patents are free and clear from any mortgages, pledges, liens, security interests or encumbrances;
(ii) Infringement or Misappropriation. To Ardelyx’s Knowledge, the Licensed Technology in the Territory will not infringe, violate or misappropriate the intellectual property rights of any Third Party;
(iii) Third Party Infringement. To Ardelyx’s Knowledge, no Third Party is infringing, violating or misappropriating, or has threatened in writing to infringe or misappropriate, any Licensed Technology in the Territory;
(iv) No Proceeding. There is no actual, suspected, pending, or, to Ardelyx’s Knowledge, threatened, adverse action, suit, proceeding, claim or formal governmental investigations in the Territory against Ardelyx involving the Licensed Technology;
(v) Enforceability, Validity. All applicable filing, maintenance and other fees required to be paid to maintain the Licensed Patents in the Territory as of the Effective

Date have been timely paid (as such due date may be extended in accordance with Applicable Law or patent authority rules and regulations);
(vi) Full Disclosure. Ardelyx has disclosed to KHK all material information in Ardelyx’s possession requested by KHK pertaining to the Licensed Technology, and Ardelyx has not knowingly withheld any material information applicable to KHK’s ability to Develop, Manufacture or Commercialize the Licensed Products in the Field in the Territory as contemplated by this Agreement;
(vii) No Conflicts. During the Term, Ardelyx shall not grant any right to any Third Party that conflicts with the rights granted to KHK under this Agreement. Ardelyx is not under any obligation, contractual or otherwise, to any Third Party that conflicts with or is inconsistent in any material respect with the terms of this Agreement;
(viii) Patents. Exhibits B and C include a complete and accurate list of all Patents owned or in-licensed by Ardelyx or any of its Affiliates in the Territory as of the Effective Date that claim the Licensed Product, or any method of using the Licensed Product. There are no other Patents Controlled by Ardelyx that would be infringed by the Manufacture of the Licensed Compound or the Licensed Product in the Territory or outside of the Territory, and there are no Ardelyx [***] Patents as of the Effective Date;
(ix) [***] are [***] for [***] regardless of [***] (and to the extent [***], and the [***] for [***] regardless of [***], [***] shall [***]; and
(x) Conduct of Development. As of the Effective Date, Ardelyx has conducted the Development of Licensed Products in compliance with Applicable Laws in all material respects.
(c) KHK represents, warrants and covenants as of the Effective Date to Ardelyx that:
(i) KHK has not been debarred by the FDA (and is not subject to any similar sanction of other Regulatory Health Authorities in the Territory), and is not subject to any such debarment or similar sanction by any such Regulatory Health Authority, and KHK has not used, and shall not engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Health Authority, or is the subject of a conviction described in Section 306 of the FFDCA (21 U.S.C. §335a). KHK shall inform Ardelyx in writing immediately if it or any Person engaged by KHK who is performing services under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA (21 U.S.C. §335a), or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to KHK’s knowledge, is threatened, relating to the debarment or conviction of KHK or any such Person performing services hereunder.
(ii) KHK shall not knowingly engage in any activities that use the inventions covered or claimed in the Licensed Patents, Ardelyx [***] Patents or any Licensed Know-How in a manner that is outside the scope of the license rights expressly granted to it hereunder.

(iii) KHK has determined in good faith that no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended with respect to this Agreement or the transactions contemplated herein, it being understood that KHK in making such determination has relied on the information provided by Ardelyx regarding Ardelyx’s and its Affiliates’ corporate structure and financial status.
(iv) KHK shall perform, or cause its Affiliates or Third Party contractors to perform, its responsibilities under this Agreement in compliance with this Agreement, all Applicable Laws, applicable FDA (or foreign equivalent) requirements, including, without limitation, then-current GLP, GCP and GMP.
Section 9.02 Manufacturing by Ardelyx and KHK.
(a) KHK covenants to Ardelyx that any Licensed Compound or Licensed Product for Development or Commercial use that is Manufactured by or for KHK or its Affiliates (other than by or on behalf of Ardelyx or its Affiliates) shall: (i) be manufactured in compliance with Applicable Laws; (ii) conform to the applicable Specifications for such Licensed Compound or Licensed Product; (iii) conform to the certificates of analysis supplied with the shipment of such Licensed Product; and (iv) shall be packaged and shipped in accordance with the applicable Specifications therefor in effect at the time of delivery.
(b) Ardelyx covenants to KHK that any Licensed Compound or Licensed Product for Development or Commercial use by or for KHK or its Affiliates that is Manufactured by Ardelyx, its Affiliates or any of their contract manufacturing organizations shall: (i) be manufactured in compliance with Applicable Laws; (ii) conform to the applicable Specifications for such Licensed Compound or Licensed Product; (iii) conform to the certificates of analysis supplied with the shipment of such Licensed Product; and (iv) shall be packaged and shipped in accordance with the applicable Specifications therefor in effect at the time of delivery.
Section 9.03 No Debarment. In the course of the Development of Licensed Compound and Licensed Product in accordance with this Agreement, neither Party has used, and during the term of this Agreement neither Party shall use, any employee or consultant that is debarred by any Regulatory Health Authority or, to the best of such Party’s knowledge, is the subject of debarment proceedings by any Regulatory Health Authority. If either Party learns that its employee or consultant performing on behalf under this Agreement has been debarred by any Regulatory Health Authority, or has become the subject of debarment proceedings by any Regulatory Health Authority, such Party shall so promptly notify the other Party and shall prohibit such employee or consultant from performing on its behalf under this Agreement. The foregoing shall be without prejudice to the warranties contained in Section 9.01(b)(iv) and Section 9.01(c)(i).
Section 9.04 Anti-Bribery and Anti-Corruption Compliance.
(a) Each Party agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the subject matter of this Agreement (together with such Party, the “Party Representatives”) that in connection with the performance of its obligations hereunder, the Party Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:
(i) any Government Official in order to influence official action;
(ii) any Government Official (AA) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (BB) to reward such Person for acting improperly, or (CC) where such Person would be acting improperly by receiving the money or other thing of value; or
(iii) any other Person while knowing or having reason to believe that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement.
(b) The Party Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.
(c) Each Party, on behalf of itself and its other Party Representatives, represents and warrants to the other Party that for the Term and three (3) years thereafter, such Party shall keep and maintain accurate books and reasonably detailed records reasonably required to establish compliance with (a) and (b) above.
(d) Each Party shall promptly provide the other Party with written notice of the following events:
(i) Upon becoming aware of any breach or violation by the first Party or its Party Representative of any representation, warranty or undertaking set forth in (a) or (b).
(ii) Upon receiving a formal notification that it is the target of a formal investigation by a Regulatory Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its Party Representatives connected with this Agreement that any of them is the target of a formal investigation by a Regulatory Authority for a Material Anti-Corruption Law Violation.
(e) Without prejudice to any auditing or inspection rights that are set forth elsewhere in this Agreement, each Party shall, for the Term and three (3) years thereafter, for the purpose of allowing the other Party to audit and monitor the performance of its compliance with this Article IX permit the other Party, its Affiliates, any auditors of any of them and any Regulatory Authority to have access, upon reasonable advance notice, during normal business hours to any premises of such first Party or its other Party Representatives used in connection with this Agreement, together with a right to access personnel and records that relate to this Agreement. The results of any such audit shall constitute Confidential Information of the audited Party, in respect of which the other Party shall comply with the provisions contained in Article VII (subject to the terms and exceptions set forth therein).

(f) Each Party shall be responsible for any breach of any representation, warranty, covenant or undertaking in this Article IX or of the Anti-Corruption Laws by its Party Representatives.
(g) Each Party may disclose the terms of this Agreement or any action taken under this 0 to prevent a potential violation or address a continuing violation of applicable Anti-Corruption Laws, including the identity of the other Party and the payment terms, to any governmental authority if and to the extent the first Party reasonably determines, upon advice of counsel, that such disclosure is necessary.
Section 9.05 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IX, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.
ARTICLE X.
RECORD RETENTION, AUDIT AND USE OF NAME
Section 10.01 Records Retention; Audit.
(a) Each Party shall keep or cause to be kept accurate records of account in accordance with Japanese Generally Accepted Accounting Principles, in the case of KHK, and in accordance with GAAP, in the case of Ardelyx, showing information that is necessary for the accurate determination of the royalties and other payments due under Article VI, or any other payment due hereunder. Such records or books of account shall be kept until the [***] ([***]) anniversary of December 31 of the Calendar Year in which the relevant Licensed Product are sold (in the case of royalty or other payments due under Section 6.04) or in the period for which any other payment hereunder is required to be made. For clarity, each Party shall cause its Affiliates to keep, and shall require pursuant to a written agreement that any Sublicensee, other sublicensee or subcontractor performing activities hereunder keep accurate records or books of account in a manner that will permit such Party to comply with its obligations under the foregoing sentence.
(b) Upon the written request of the other Party, each Party shall permit a qualified accountant or a person possessing similar professional status and associated with an independent accounting firm acceptable to the Parties to inspect during regular business hours and no more than once a Calendar Year, and going back no more than [***] ([***]) years preceding the current Calendar Year, all or any part of the audited Party’s records and books necessary to check the accuracy of any payments made or required to be made hereunder. The accounting firm shall enter into appropriate obligations with the audited Party to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Ardelyx and KHK only whether the payments made are correct and details concerning any discrepancies, but no other information shall be disclosed to the Party requesting the inspection. The charges of the accounting firm shall be paid by the Party requesting the inspection, except that if the payments being audited have been underpaid or the costs being reimbursed have been overstated, in each case by more than [***] percent ([***]%), the charges shall be paid by the Party whose records and books are being inspected. Any failure by a Party to exercise its rights under this Section 10.01 with respect to a Calendar Year within the [***] ([***]) year period allotted therefor shall constitute a waiver by such Party of its right to later object to any payments made by the other Party under this Agreement during such Calendar Year.
Section 10.02 Publicity Review. Subject to the further provisions of this Section 10.02, no Party shall originate any written publicity, news release, or other announcement relating to this Agreement or to performance hereunder or the existence of an arrangement between the Parties (collectively, “Written Disclosure”), without the prior prompt review and written approval of the other, which approval shall not be unreasonably withheld or delayed. The disclosing Party shall provide the other Party with a copy of the materials proposed to be disclosed at least [***] ([***]) Business Days prior to the proposed Written Disclosure. Notwithstanding the foregoing provisions of this Section 10.02, any Party may make any public Written Disclosure, it believes in good faith based upon the advice of counsel, to be required by Applicable Laws or any listing or trading agreement concerning its publicly traded securities, provided that, at least [***] ([***]) Business Days prior to making such Written Disclosure, the disclosing Party shall provide the other Party with a copy of the materials proposed to be disclosed and an opportunity to promptly review and comment on the proposed Written Disclosure. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed be deleted, the disclosing Party shall use reasonable efforts to request confidential treatment of such information pursuant to the Applicable Laws so that any information that the receiving Party reasonably requests to be deleted, to the extent permitted by the applicable government agency, are omitted from such materials. The terms of this Agreement may also be disclosed to government agencies where required by Applicable Laws, provided that the Party making such disclosure shall seek a protective order or confidential treatment of this Agreement to the extent allowed under Applicable Laws, Notwithstanding the foregoing, the Parties intend to issue a joint press release regarding the transaction contemplated by this Agreement, the contents of such press release to be mutually agreed by the Parties in writing (prior to the Effective Date and prior to any publication thereof), subject to such additional modifications as the Parties may mutually agree. For clarity, Ardelyx shall have the right to issue press releases and other public announcements regarding the Development or Commercialization of Licensed Products outside of the Territory and/or outside of the Field without the prior review or written approval of KHK.
Section 10.03 Use of Names. Neither Party shall use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in relation to this transaction or otherwise in any public announcement, press release, or other public document without the prior written consent of such other Party, which consent shall not be unreasonably withheld, delayed or conditioned, except for those disclosures for which consent has previously been obtained; provided, however, that either Party may use the name of the other Party in any document required to be filed with any government authority, including without limitation the FDA and the Securities and Exchange Commission or otherwise as may be required by Applicable Law, provided that such disclosure shall be governed by Section 7.05. Further, the restrictions imposed on each Party under this Section 10.03 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to Article VII.

ARTICLE XI.
TERM AND TERMINATION
Section 11.01 Term. The term of this Agreement shall commence as of the Effective Date, and, unless sooner terminated as provided herein, shall continue in effect until the date on which all of KHK’s payment obligations under Article VI have been performed or have expired (the “Term”). Performance or expiry of all of KHK’s payment obligations with respect to all Licensed Products in the Territory shall constitute expiration of this Agreement in its entirety.
Section 11.02 Termination Rights
(a) Termination for Cause. Subject to the provisions of this Section 11.02, if either Party (the “Breaching Party”) shall have committed a material breach of any of its material obligations under this Agreement, and such material breach shall remain uncured and shall be continuing for a period of [***] ([***]) days following the Breaching Party’s receipt of notice of such breach from the other Party (the “Non-Breaching Party”) stating the Non-Breaching Party’s intent to terminate this Agreement in its entirety pursuant to this Section 11.02(a) if such breach remains uncured, then, in addition to any and all other rights and remedies that may be available, the Non-Breaching Party shall have the right to terminate this Agreement effective upon the expiration of such [***] ([***]) day period (subject, however, to the provisions set forth below in this Section 11.02(a)). Notwithstanding the above, if (i) such material breach cannot reasonably be cured within such [***] ([***]) -day period, (ii) the Breaching Party provides, within such [***] ([***]) -day period, the Non-Breaching Party with a written detailed plan that contains measures that can be reasonably expected to cure such breach as soon as reasonably practicable, (iii) the Breaching Party commences to perform such measures in accordance with such plan, and (iv) the Breaching Party thereafter diligently continues to perform such measures as detailed in such plan, then the Non-Breaching Party shall not be entitled to terminate this Agreement (and any notice of termination issued pursuant to the foregoing sentence shall not become effective) unless and until the Breaching Party ceases to diligently perform such measures despite then not having cured the breach. Notwithstanding the above, if within the aforementioned [***] ([***]) -day period either Party takes measures to resolve the dispute (for which termination is being sought) pursuant to Section 13.01 (or Ardelyx initiates mediation pursuant to Section 13.02(b) and thereafter (if the dispute then remains unresolved) within a period of [***] ([***]) days after the expiry of the time period set forth in Section 13.01 (and, as the case may be, Section 13.02(a), initiates arbitration as permitted under Section 13.02(b) to resolve the dispute and diligently pursues such procedure, then the cure period set forth in this Section 11.02(a) shall be suspended and the Non-Breaching Party shall have the right to terminate this Agreement due to the breach for which termination is being sought only if (x) the arbitration tribunal determines through its final resolution of the dispute that such breach exists and (y) such breach remains uncured for [***] ([***]) days after such final resolution. Any notice of alleged material breach by the Non-Breaching Party under this Section 11.02(a) shall include without limitation a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting, or relating to each such alleged material breach by the Breaching Party. Actual termination of this Agreement pursuant to this Section 11.02(a) shall only occur upon a separate written notice of termination by the Non-Breaching Party after the end of the applicable cure period. This Section 11.02(a) defines exclusively the Parties’ right to terminate this agreement for any material breach of contract.

(b) Termination for Convenience.
(i) Prior to its expiration, this Agreement may be terminated in its entirety at any time by KHK effective upon [***] ([***]) days (or such longer period as KHK may elect at its sole discretion) prior written notice to Ardelyx.
(ii) Additionally, if KHK ceases all Exploitation of the Licensed Products for a continuous period of more than [***] ([***]) consecutive months, KHK shall, at Ardelyx written request following the expiration of such [***] ([***]) month period (such request to reference explicitly this Section 11.02(b)(ii)), provide to Ardelyx within [***] ([***]) months after KHK’s receipt of such request a written reasonable plan under which KHK would recommence Exploitation of the Licensed Products under this Agreement within [***] ([***]) months after having provided such plan to Ardelyx. KHK shall, after providing such plan to Ardelyx, perform substantially in accordance therewith. If KHK fails to provide such plan to recommence Exploitation of Licensed Products within such [***] ([***]) month period or if KHK fails to recommence such Exploitation within the aforementioned [***] ([***]) month period, KHK shall be deemed to have exercised its right to terminate this Agreement in its entirety pursuant to this Section 11.02(b) effective upon expiration of such [***] ([***]) month or (as the case may be) [***] ([***]) month period.
(c) Termination for Technical Reasons. Prior to its expiration, KHK may terminate this Agreement with a [***] ([***]) days’ written notice to Ardelyx if (i) KHK receives an instruction to suspend any ongoing Clinical Trial(s) for the applicable Licensed Product by a Regulatory Authority for safety reasons, (ii) KHK is unable to proceed or continue with the activities under the applicable Development Plan due to safety reasons, or (iii) primary endpoints specified in the applicable Development Plan are not met despite KHK’s Commercially Reasonable Efforts and KHK reasonably determines that it cannot obtain Regulatory Approval or (iv) the Pivotal Trials conducted by Ardelyx [***] do not meet the primary endpoints. In the event that the last remaining Licensed Product that is Exploited by KHK, its Affiliates or Sublicensees is terminated pursuant to this (c), the Agreement in its entirety shall terminate.
(d) Termination for Challenge of Licensed Patents. Prior to its expiration, Ardelyx may terminate this Agreement in its entirety by written notice to KHK if (i) KHK or its Affiliates challenges the validity, scope or enforceability of or otherwise opposes any Patent included in (i) the Licensed Patents, or (ii) Ardelyx [***] Patents or, corresponding Patents outside of the Territory, and (ii) KHK does not cause such measures to cease within [***] ([***]) days after having received written notice thereof from Ardelyx, requesting such measures to cease and stating Ardelyx’s intention to terminate this Agreement if such measures are not ceased within the prescribed time. If a Sublicensee of KHK challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the Licensed Patents or Ardelyx [***] Patents under which such Sublicensee is sublicensed, or corresponding Patents outside of the Territory, then KHK shall, upon written notice from Ardelyx, terminate such sublicense as promptly as possible pursuant to the terms of the sublicense agreement. KHK shall include provisions in all agreements under which a Sublicensee obtains a sublicense under any Patent included in the Licensed Patents or Ardelyx [***] Patents, or corresponding Patents outside of the Territory, providing that if the Sublicensee challenges the validity or enforceability of or otherwise opposes any such Patent under which the Sublicensee is sublicensed, KHK may terminate such sublicense.

(e) Termination for Insolvency. A Party may terminate this Agreement effective immediately upon written notice to the other Party if at any time during the Term, the other Party (the “Debtor”) (i) becomes insolvent, (ii) has a case commenced by or against it under the Bankruptcy Code, (iii) files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings, (iv) assigns all or a substantial portion of its assets for the benefit of creditors, (v) has a receiver or custodian appointed for the Debtor’s business, or (vi) has a substantial part of its business being subject to attachment or similar process; provided, however, that in the event of any involuntary case under the Bankruptcy Code, the first Party shall not be entitled to terminate this Agreement pursuant to this subsection (e) if the case is dismissed within [***] ([***]) days after the commencement thereof.
Section 11.03 Consequences of a KHK Triggered Termination. In the event (a) Ardelyx terminates this Agreement pursuant to Section 11.02(a) for KHK’s material breach; (b) Ardelyx terminates this Agreement pursuant to Section 11.02(d) for patent challenge by KHK or its Affiliates; (c) Ardelyx terminates this Agreement pursuant to Section 11.02(e) for KHK’s insolvency; (d) KHK terminates this Agreement pursuant to Section 11.02(b) or (e) KHK terminates this Agreement pursuant to Section 11.02(c) for technical reasons (a termination as per (a) through (e) being a “KHK Triggered Termination”), KHK shall, subject to (a), continue to be obligated during the termination notice period (as applicable) to perform as far as reasonably practicable all of its obligations under this Agreement. If a KHK Triggered Termination occurs after the first Regulatory Approval of one or more Licensed Products in the Territory, KHK shall continue to use Commercially Reasonable Efforts to Commercialize such Licensed Product(s) in the Territory until the earlier of: (i), if applicable, the expiration of the [***] ([***]) -day notice period, in the event of a termination by KHK pursuant to Section 11.02(b)(i); (ii) receipt of Ardelyx’s written notice that KHK may cease such Commercialization activities; or (iii), if applicable, the effective date of the termination notice issued pursuant to Section 11.02(a), Section 11.02(c), Section 11.02(d) or Section 11.02(e). In addition, as a result of a KHK Triggered Termination the following shall apply:
(a) All licenses and rights to the Licensed Technology and the Ardelyx [***] Technology granted to KHK hereunder shall terminate as of the effective date of such termination, except to the extent and for so long as is necessary to permit KHK to meet its obligations under Section11.03 (m), to finish work-in-progress, sell any inventory as per Section 11.03(l) below, and otherwise to perform any responsibilities in connection with any then ongoing Clinical Trial or other activity that cannot be terminated as of such date under Applicable Laws, including GCP, it being agreed that all such activities and responsibilities shall be discontinued and ceased (unless otherwise agreed or required under Applicable Laws by transitioning such activities and responsibilities to Ardelyx) as promptly as possible, subject to Applicable Laws, including GCP.
(b) KHK shall grant, and hereby grants to Ardelyx (i) an exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses, under any KHK Sole Invention Patents, under any Sole Program Know-How owned by KHK and under KHK’s interest in any Joint Technology, all to the extent that the practice thereof would infringe the Licensed Patents, and (ii) a non-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses, under any KHK Sole Invention Patents, under any Sole Program Know-How owned by KHK and under KHK’s interest in any Joint Technology, all to the extent that the practice thereof would not infringe the Licensed Patents, (iii) a non-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses, under the KHK [***] Technology, in the case of each of (i), (ii) and (iii) solely to Develop, make, have made, use, sell, have sold offer for sale and import Licensed Compounds and Licensed Products.
(c) Ardelyx shall have the right (but not the obligation) to enforce the KHK Sole Invention Patents against any infringement relating to Licensed Products.
(d) Ardelyx shall have the right (but not the obligation) to prosecute, maintain, enforce and defend all Licensed Patents, Ardelyx [***] Patents, and Joint Patents and KHK shall, as promptly as reasonably practicable, and to a reasonable extent take such other actions and execute such other instruments, assignments, and documents as may be necessary to enable Ardelyx to practice the rights set forth in this Section 11.03(d), with such cooperation to be provided at Ardelyx’s sole cost and expense.
(e) KHK shall return all data, files, records and other materials in its possession or Control containing or comprising Ardelyx’s Confidential Information (except one copy thereof, which may be retained by KHK solely for legal archiving purposes). For the avoidance of doubt, should Ardelyx elect to pursue any Development, Manufacture or Commercialization of the relevant Licensed Compound or Licensed Product following any such KHK Triggered Termination, Ardelyx shall, without prejudice to or limitation of any other or further obligations Ardelyx may have to KHK under this Agreement (including Section 12.01(b)), indemnify KHK for any Third Party claims arising from Ardelyx’s Development, Manufacture or Commercialization of the relevant Licensed Compound or Licensed Product after the effective date of the termination as set forth in Section 12.01(b).
(f) KHK shall, where permitted under Applicable Laws, as promptly as reasonably practical transfer to Ardelyx all INDs, Drug Approval Applications, and Regulatory Approvals with respect to Licensed Compounds and Licensed Products, and shall take such other actions and execute such other instruments, assignments, and documents as may be necessary to affect the transfer of rights hereunder to Ardelyx. Without limiting the generality of the foregoing, KHK agrees to submit to the PMDA and other Regulatory Authorities where reasonably appropriate and required by Applicable Laws in jurisdictions in which any regulatory filings have been made with respect to the Licensed Product, without delay after the effective date of such termination, a letter (with copy to Ardelyx) notifying the PMDA and such other Regulatory Authorities of the transfer or withdrawal, if applicable, of any regulatory filings for the Licensed Product in such jurisdictions from KHK to Ardelyx. Additionally, KHK shall provide Ardelyx with copies of regulatory filings necessary to practice the rights granted to it under this Section 11.03(f).
(g) KHK shall use Commercially Reasonable Effort to assign (or cause its Affiliates to assign) to Ardelyx, at Ardelyx’s request, all of KHK’s (or its Affiliates’) rights and obligations under agreements with Third Parties with respect to (i) the conduct of Clinical Trials for each Licensed Product, including agreements with contract research organizations, clinical sites and investigators that relate to Clinical Trials in support of Regulatory Approvals in the Territory, (ii) the Manufacture of Licensed Compound or Licensed Product (subject to KHK’s obligations under Section 11.03(m)), and (iii) any other Third Party agreements involving the Development or Commercialization of the Licensed Products, unless in each of (i) through (iii), (A) such agreement is not permitted to be assigned pursuant to its terms or relates to products other than Licensed

Products, or (B) the assignment is not agreed by the Third Party to such agreement, in which case KHK shall use Commercially Reasonable Effort to cooperate with Ardelyx in all reasonable respects to transfer as promptly as reasonably practical to Ardelyx the benefit of such contract (against Ardelyx undertaking to perform all the obligations and assume all liabilities under such contract) in another mutually acceptable manner and upon Ardelyx’s request facilitate discussions between Ardelyx and such Third Parties to assist Ardelyx in entering into a direct agreement with such Third Parties.
(h) KHK shall [***] assign all of its rights in and to the KHK Trademarks and the Ardelyx Trademarks for Licensed Products (and all registrations and applications for registration therefor) that it owns pursuant to Section 8.05(b) to Ardelyx and Ardelyx shall have the exclusive right (but not the obligation) to enforce the KHK Trademark rights and the Ardelyx Trademark rights against infringers.
(i) To the extent agreed by relevant Third Parties and as requested by Ardelyx, KHK shall execute any documents necessary to transfer to Ardelyx rights under any Third Party licenses obtained by KHK pursuant to and during the course of the term of this Agreement for the purpose of Exploiting the Licensed Compounds or Licensed Products, and Ardelyx shall thereafter be responsible for all costs, expenses and obligations associated with such Third Party licenses.
(j) Upon Ardelyx’s reasonable request, KHK shall transfer to Ardelyx copies of all materials, data, results, analyses, reports, websites, marketing materials, technology, regulatory filings, including without limitation, all KHK Development Data and KHK Additional Development Data, and other Information and Materials existing in tangible or electronic form at the effective date of the KHK Triggered Termination, that is Controlled by KHK or its Affiliates and have been generated on or before the effective date of such termination by or on behalf of KHK, its Affiliates or Sublicensees with respect to the Licensed Products (“KHK Product Data”). In the event that KHK has an obligation to a Third Party to keep any KHK Product Data confidential, KHK shall use Commercially Reasonable Efforts to obtain approval from such Third Party to provide such KHK Product Data to Ardelyx. Ardelyx shall have the right to use on a non-exclusive basis such KHK Product Data to enable Ardelyx to proceed to Develop, Manufacture and Commercialize the Licensed Compounds and/or Licensed Products, as applicable, upon and after termination of this Agreement. For [***] calendar months after the Parties have mutually agreed that the transfer of the KHK Product Data from KHK to Ardelyx has been completed, KHK shall respond to Ardelyx’s reasonable inquiries in respect of the KHK Product Data.
(k) Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties of any liability, including without limitation any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation. In the event of such termination, this Section 11.03 shall survive in addition to others specified in this Agreement to survive in such event.
(l) KHK shall be entitled, during a period of [***] ([***]) days following the KHK Triggered Termination, to finish any work-in-progress, and to sell any inventory of the Licensed Product that remains on hand as of the date of the termination, so long as KHK pays to Ardelyx the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement; provided that if such termination is by Ardelyx pursuant to Section 11.02(a), that KHK’s rights under this Section 11.03(l) shall be subject to Ardelyx’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.
(m) KHK shall promptly transfer to Ardelyx all Information and Materials that are necessary or useful for Ardelyx, its Affiliates or licensees or their contract manufacturers to Manufacture the Licensed Products, and, if KHK has assumed responsibility for the Manufacture of the Licensed Compounds, shall facilitate the practice of such Manufacturing rights by Ardelyx, its Affiliates or each of its licensees, [***] including making regulatory filings available to Ardelyx and providing reasonable technical and other assistance in order to enable Ardelyx to practice the foregoing Manufacturing rights in accordance with Applicable Law. KHK shall make Commercially Reasonable Efforts to have any Third Party agreements under which KHK, its Affiliates or Sublicensees engage Third Parties to manufacture the Licensed Compounds, and, if KHK assumes responsibility for the Manufacture of the Licensed Compounds, contain provisions regarding the allocation of Intellectual Property Rights and rights in work product that are consistent with the terms of this Agreement and enable KHK to fulfill its obligations to Ardelyx under this Section.
(n) In the event that KHK terminates this Agreement in accordance with Section 11.02(c) for technical reasons:
(i) KHK’s obligations under Section Section 11.03(f), (g), (h), (i), (j) and (m) shall only be triggered following receipt by KHK of a written notice from Ardelyx requesting KHK to perform such obligations; and
(ii) Neither Ardelyx nor KHK shall have any other remedies, or any other obligations to the other arising solely out of the termination of this Agreement by KHK pursuant to Section 11.02(c), than such remedies or obligations set out in this Section 11.03.
Section 11.04 Consequences of Ardelyx Triggered Termination (or Right to Terminate). If KHK is entitled to terminate this Agreement pursuant to Section 11.02(a) as a result of a material breach by Ardelyx or Section 11.02(e) for an insolvency or other transaction described therein affecting Ardelyx, KHK may elect to terminate this Agreement subject to the provisions set forth in Section 11.04(a), or to continue the Agreement subject to the provisions set forth in Section 11.04(b).
(a) If KHK terminates the Agreement under Section 11.02(a) or under Section 11.02(e), Section 11.03 shall apply as if such termination were an KHK Triggered Termination, except that (i) [***] and (ii) in consideration of the [***] and any other rights granted under the above provisions in Section 11.03, if (x) this Agreement is terminated pursuant to Section 11.02(a) by KHK after the First Commercial Sale of the Licensed Product in the Territory, Ardelyx shall [***]; provided, however, that the [***]. The foregoing shall be [***] in connection with its termination pursuant to Section 11.02(a).
(b) If KHK has the right to terminate this Agreement under Section 11.02(a) or Section 11.02(e), but elects to continue this Agreement, this Agreement shall continue in full force and effect except that if KHK is entitled to terminate this Agreement under Section 11.02(a) due to Ardelyx breach (but not if KHK’s right to terminate is based solely on Ardelyx’s insolvency pursuant to Section 11.02(e), the royalties that Ardelyx shall be entitled to receive on Net Sales of Licensed Products by KHK, its Affiliates, or its Sublicensees as set forth in Section 6.04 shall each be reduced to [***], provided that when a Generic Product is launched in the Territory, the royalty rate shall be further reduced to [***], subject to the reduction of the Third Party Compensation as set out in Section 6.04(e).
(c) Except where expressly provided for otherwise in this Agreement, termination of this Agreement by either Party shall not relieve the Parties of any liability, including without limitation any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation. In the event of such termination, this Section 11.04(c) shall survive in addition to others specified in this Agreement to survive in such event.
Section 11.05 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code or equivalent provisions of applicable legislation in any other jurisdiction. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code, or equivalent provisions of applicable legislation in any other jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the Unites States Bankruptcy Code or equivalent provisions of applicable legislation in any other jurisdiction, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under subsection (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
Section 11.06 Surviving Rights and Obligations. The rights and obligations set forth in this Agreement shall extend beyond the expiration or termination of the Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. Without limiting the foregoing, the Parties have identified various rights and obligations which are understood to survive, as follows: In the event of expiration or termination of this Agreement for any reason, the following provisions shall survive in addition to others specified in this Agreement to survive in such event: Article I, Section 4.01, Section 5.01 (d), Section 6.08 through 6.11 (inclusive), Article VII (with the exception of Section 7.03 pursuant to Section 7.06), Section 8.01 (with regard to disclosure of the Joint Technology and the Sole Program Know-How invented during the Term), Section 8.03, Section 8.04 (with regard to Sections 8.03 and 8.04 solely with respect to Joint Patents), Article

IX, Article X, Section 11.03 through Section 11.06 (inclusive), Article XII, Article XIII and Article XIV.
ARTICLE XII.
INDEMNIFICATION
Section 12.01 Indemnification.
(a) KHK hereby agrees to indemnify, defend, and hold harmless Ardelyx, its Affiliates, and each of its and their respective employees, officers, directors and agents from and against any and all Losses incurred by them resulting from or arising out of or in connection with any suits, claims, actions or demands made or brought by a Sublicensee or other Third Party (collectively, “Third Party Claims”) against Ardelyx, its Affiliates or their respective employees, officers, directors or agents, that result from or arise out of [***], except in any case, to the extent such Losses are Losses for which Ardelyx has an obligation to indemnify KHK, its Affiliates or their respective employees, officers, directors or agents pursuant to (b), as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.
(b) Ardelyx hereby agrees to indemnify, defend and hold harmless KHK, its Affiliates, and each of its and their respective employees, officers, directors and agents from and against any and all Losses incurred by them resulting from or arising out of or in connection with any Third Party Claims against KHK, its Affiliates or their respective employees, officers, directors or agents, that result from or arise out of [***]; except in any case, to the extent such Losses are Losses for which KHK has an obligation to indemnify Ardelyx, its Affiliates or their respective employees, officers, directors or agents pursuant to Section 12.01(a), as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.
Section 12.02 Mechanism.
(a) In the event that a Party (the “Indemnified Party”) is seeking indemnification under Section 12.01(a) or Section 12.01(b), it shall notify the other Party (the “Indemnifying Party”) in writing of the relevant Third Party Claim and the relevant Loss for which indemnification is being sought as soon as reasonably practicable after it becomes aware of such claim. Each such notice shall contain a description of the Third Party Claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Third Party Claim or Losses. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates, and each of its and their respective employees, officers, directors and agents shall be made solely by such Party to this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume direction and control of the defense of the relevant Third Party Claim (including without limitation the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.

(b) Notwithstanding Section 12.02(a), the failure to give timely notice to the Indemnifying Party shall not release the Indemnifying Party from any liability to the Indemnified Party to the extent the Indemnifying Party is not prejudiced thereby and, for the avoidance of doubt, the Indemnifying Party shall not be liable to the extent any Loss is caused by any delay by the Indemnified Party in providing such notice. Notwithstanding the provisions of (a) requiring the Indemnified Party to tender to the Indemnifying Party the exclusive ability to defend such claim, if the Indemnifying Party declines to or fails to timely assume control of the relevant Third Party Claim, the Indemnified Party shall be entitled to assume such control, conduct the defense of, and settle such claim, all at the sole costs and expense of the declining or failing Party; provided, however, that neither Party shall settle or dispose of any such claim in any manner that would adversely affect the rights or interests or admit fault, of the other Party without the prior written consent of such other Party, which shall not be unreasonably withheld, delayed or conditioned. Each Party, at the other Party’s expense and reasonable request, shall cooperate with such other Party and its counsel in the course of the defense or settlement of any such claim, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information, and witnesses.
Section 12.03 Insurance. Each Party shall have and maintain such type and amounts of liability insurance covering the Manufacture, supply, use and sale of the Licensed Compounds and the Licensed Products as is normal and customary in the pharmaceutical industry generally for Persons similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.
ARTICLE XIII.
DISPUTE RESOLUTION
Section 13.01 Referral of Disputes to the Parties Senior Executives. In the event of any dispute, controversy or claim between the Parties arising out of or in connection with this Agreement, including the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement (“Dispute”), either Party may, by written notice to the other, have such Dispute referred to the Senior Executives for attempted resolution by good faith negotiations.
Section 13.02 Mediation and Arbitration.
(a) If (i) Ardelyx at any time has a good faith belief that KHK may be in material breach of its obligations under Section 4.03, (ii) Ardelyx has notified KHK of its belief in writing and the Parties are not in agreement as to whether or not such breach under Section 4.03 exists, and (iii) the Parties have not resolved the dispute through good faith negotiations pursuant to Section 13.01 within the prescribed time, then Ardelyx shall have the right (but not the obligation) to request, through written notice to KHK (a “Mediation Notice”) within [***] ([***]) days after the expiry of the time period set forth in Section 13.01, that the Parties shall first refer the dispute proceedings under the International Chamber of Commerce (“ICC”) under its Mediation Rules. For clarity, Ardelyx shall not be obligated to exercise its right to initiate mediation pursuant to this Section 13.02(a) before initiating arbitration pursuant to Section 13.02(b). If Ardelyx elects to exercise its right to initiate mediation within the prescribed time, then the following shall apply: If the Parties are unable to reach agreement on the selection of the mediator within [***] ([***]) Business Days after KHK’s receipt of the Mediation Notice from Ardelyx, then either or both Parties shall immediately request the ICC to select a mediator with the requisite background, experience and expertise in the biopharmaceutical industry to assist the Parties in resolving the dispute amicably. The place of mediation shall be New York City, New York, and all negotiations and communications shall be in English. The Parties shall have the right to be represented by counsel during the mediation. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Parties shall share equally all costs of engaging such mediator and using the ICC to mediate such matter. Any decisions or recommendations of the mediator shall be confidential and non-binding on the Parties. If the Parties are unable to resolve the dispute through mediation pursuant to this Section 13.02(a) within a period of [***] ([***]) days following KHK’s receipt of the Mediation Notice from Ardelyx, then either Party shall thereafter have the right to refer the dispute to arbitration pursuant to Section 13.02(b).
(b) Subject to Section 13.01 and Section 13.02(a), any Dispute that is not resolved by the Senior Executives within [***] ([***]) days after such notice is received, such Dispute shall be finally settled under the Rules of Arbitration of the ICC by three (3) arbitrators. If the two party-appointed arbitrators fail to nominate the President of the Tribunal within [***] ([***]) days after the appointment of the two party-appointed arbitrators then, the ICC shall appoint the President of the Tribunal. The place of arbitration shall be New York City, New York. The language of the arbitration shall be English. The Parties agree that such judgment or award may be enforced in any court of competent jurisdiction.
Section 13.03 Preliminary Injunctions. Notwithstanding anything to the contrary, a Party may seek preliminary measures, including but not limited to a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitral tribunal on the ultimate merits of any dispute.
Section 13.04 Patent Disputes. Notwithstanding anything to the contrary, any and all issues regarding the scope, inventorship, construction, validity, or enforceability of Patents shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patents in question.
Section 13.05 Confidentiality. The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by the other Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required by a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.
ARTICLE XIV.
MISCELLANEOUS
Section 14.01 Assignment; Performance by Affiliates.
(a) Neither Party may assign any of its rights or obligations under this Agreement in any country in whole or in part without the prior written consent of the other Party, except that each Party shall have the right, without such consent, (i) to perform any of its obligations and exercise any of its rights under this Agreement through, and to assign all of its rights and obligations under this Agreement to, any of its Affiliates; provided, that, such performance or exercise by such Affiliate, or such assignment, as applicable, [***]; and (ii) on written notice to the other Party, to assign all of its rights and obligations under this Agreement to a non-Affiliate successor in interest, whether by merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, to all or substantially all of the business to which this Agreement relates. In the event that a Party performs its obligations or exercises its rights under this Agreement through an Affiliate (without having assigned all of its rights and obligations to such Affiliate as permitted under this Section 14.01(a), doing so shall not relieve the relevant Party of its responsibilities for the performance of its obligations under this Agreement and the relevant Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance).
(b) This Agreement shall survive any succession of interest permitted pursuant to Section 14.01(a)(ii) whether by merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, provided, that, in the event of such merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, no Intellectual Property Rights of the acquiring corporation shall be included in the technology licensed hereunder, unless such Intellectual Property Rights arise as a result of the performance of this Agreement by such corporation after such transaction becomes effective.
(c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.
Section 14.02 Force Majeure. In this Agreement, “Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including an act of God, strike, lock-out or other industrial/labor disputes (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, epidemic, quarantine, fire, flood, storm, earthquake, natural disaster or compliance with any law or governmental order, rule, regulation or direction, whether or not it is later held to be invalid. A Party that is prevented or delayed in its performance under this Agreement by an event of Force Majeure (a “Force Majeure Party”) shall, as soon as reasonably practical but no later than [***] ([***]) days after the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. Subject to providing such notice and to this Section 14.02, the Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement, in whole or in part, except as otherwise provided in this Agreement, where non-performance or delay in performance has resulted from an event of Force Majeure. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required and the Force Majeure Party shall exert all reasonable efforts to avoid or remedy such Force Majeure.

Section 14.03 Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
Section 14.04 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested and postage prepaid), or sent by internationally recognized overnight delivery service that maintains records of delivery, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

If to Ardelyx, addressed to:	Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, CA 94555
Attention: Michael Raab, CEO
Facsimile: 510-745-0493

With a copy to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025-1008
Attention: Judith A. Hasko, Esq.
Facsimile: (650) 463-2600

If to KHK, addressed to	Kyowa Hakko Kirin Co., Ltd.
1-9-2 Otemachi, Chiyoda-ku, Tokyo 100-0004, Japan
Attention: Business Development Department
Facsimile: ＋[***]

With a copy to:	Kyowa Hakko Kirin Co., Ltd.
1-9-2 Otemachi, Chiyoda-ku, Tokyo 100-0004, Japan

Attention: Legal and Intellectual Property Department
Facsimile: ＋[***]
Section 14.05 No Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a waiver of any other of such Party’s rights or remedies provided in this Agreement.
Section 14.06 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant, or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and (b) the Parties covenant and agree to renegotiate any such term, covenant, or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant, or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.
Section 14.07 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York, USA, without giving effect to any conflict of law principle that would otherwise result in the application of the laws of any State or jurisdiction other than the State of New York, USA, except that Section 13.02(b) and any arbitration thereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2 as long as such Chapters are applicable.
Section 14.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 14.09 Entire Agreement. This Agreement, including without limitation all exhibits attached hereto, sets forth all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties and supersedes and terminates all prior and contemporaneous agreements and understanding between the Parties, including without limitation the agreements and amendments set forth in Section 7.07. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as set forth in this Agreement. No subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
Section 14.10 Limitation of Liability. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO THIRD PARTY CLAIMS UNDER Section 12.01, IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES AND SUBLICENSEES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, REVENUE, MILESTONES OR ROYALTIES. This Section 14.10 shall not limit either Party’s obligations under Article XII.
Section 14.11 No Partnership. It is expressly agreed that the relationship between Ardelyx and KHK shall not constitute a partnership, joint venture, or agency. Neither Ardelyx nor KHK shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party to do so.
[SIGNATURE PAGE FOLLOWS]

Confidential
In Witness Whereof, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

Ardelyx, Inc.		Kyowa Hakko Kirin Co., Ltd.

By:	/s/ Michael Raab	By:	/s/ Nobuo Hanai, Ph.D
Title:	CEO	Title:	President and CEO

Confidential
TENAPANOR STRUCTURE
[***]

Confidential
EXHIBIT B
COMPOUND PATENTS
[***]

Confidential
ADDITIONAL PATENTS
[***]

Confidential
EXHIBIT D
INITIAL DELIVERY OF DEVELOPMENT DATA AND REGULATORY
DOCUMENTATION
[***]

Study Number	Description
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Confidential
EXHIBIT E
DEVELOPMENT API SUPPLY
[***]

Compound / Material	Quantity	Timing for Delivery	Purpose
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Confidential
EXHIBIT F
DEVELOPMENT PRODUCT SUPPLY
(i) [***]

Timing for Delivery	Product	Quantity

[***]	[***]	[***]

	[***]	[***]

	[***]	[***]

	[***]	[***]

	[***]	[***]
(ii) [***]

Timing for Delivery	Product	Quantity
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
(iii) [***]

Timing for Delivery	Product	Quantity
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]